EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 17, 2010, by and among Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”), each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) and Xueyun Cui (the “Key Stockholder”).

RECITALS

A.           The Company, each Purchaser and the Key Stockholder is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           The Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of up to $8,000,000 of units of the Company (which units shall be collectively referred to herein as the “Units”), with each Unit consisting of (A) one share of the Series A Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred”) and (B) one warrant (as amended, modified, restated or supplemented from time to time, each, a “Net Income Warrant,” and collectively, the “Net Income Warrants”) to purchase 0.30 of a share of Series A Preferred (such fractional amount being referred to herein as the “Net Income Warrant Ratio”).

C.           At the Closing (as hereinafter defined), each Purchaser listed on Annex A hereto, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Units as hereafter determined, with each Unit consisting of (i) one share of Series A Preferred (each a “Unit Share,” collectively, the “Unit Shares”) and (ii) one Net Income Warrant to purchase 0.30 of a share of Series A Preferred in substantially the form attached hereto as Exhibit A.   The shares of Series A Preferred issuable upon exercise of the Net Income Warrants, including, without limitation, all shares issuable as a result of any adjustments pursuant to Section 4 of the Net Income Warrants or pursuant to Section 8 of the Net Income Warrants, are referred to herein as the “Net Income Warrant Shares.”

D.           At the Closing, the parties hereto shall execute and deliver an Investor Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended, modified, restated or supplemented from time to time, the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares (as hereinafter defined) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and will agree to provide certain other rights to the Purchasers.

E.           Concurrently herewith, the parties shall execute and deliver a Voting Agreement, substantially in the form attached hereto as Exhibit L (as amended, modified, restated or supplemented from time to time, the “Voting Agreement”), pursuant to which, among other things, the Key Stockholder will agree to vote in favor of the charter amendment and other transactions contemplated hereby.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries, any of their respective properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president, or executive vice president of such Person.

“Bankruptcy Code” has the meaning set forth in Section 3.1(gg).

“Board” means the Board of Directors of the Company.

“Board Recommendation” has the meaning set forth in Section 4.13(f).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, member’s or other equity interests of such Person.

“Closing” means the closing of the purchase by the Purchasers listed on Annex A hereto and sale by the Company of Units to such Purchasers pursuant to this Agreement on the Closing Date as provided in Section 2.1 hereof.

“Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(b) of the Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Closing Date” means the tenth (10th) Business Day after the Execution Date, unless on such date the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall not have been satisfied or waived, in which case the Closing Date shall be on the third (3rd) Business Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall have been satisfied or waived.

“Commission” has the meaning set forth in the Recitals to this Agreement.

“Common Stock” has the meaning set forth in the Recitals to this Agreement, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Company Counsel” means Cadwalader, Wickersham & Taft LLP.

“Company PRC Counsel” means DeHeng Law Offices.

“Company Deliverables” means, collectively, the documents deliverable by the Company pursuant to Section 2.2(a).

“Company Patent Applications” has the meaning set forth in Section 3.1(r).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Consultant” means KunHe Investment Management Beijing Co., Ltd.

“Consultant Fees” has the meaning set forth in Section 3.1(w).

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“Continuing Director” means (a) any member of the board of directors of the Company who was a director (or comparable manager) of the Company on the date hereof, (b) any individual who becomes a member of the board of the directors of the Company after the date hereof if such individual was appointed or nominated for election to the board of the directors of the Company by a majority of the Continuing Directors then in office, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the date hereof in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Company and whose initial assumption of office resulted from such contest or the settlement thereof, and (c) any individual who becomes a member of the board of directors pursuant to Section 5.1(k).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Employee Transaction Benefit” has the meaning set forth in Section 3.1(n).

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the IRC.

“Evaluation Date” has the meaning set forth in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Execution Date” means the date first set forth above.

“FDA” has the meaning set forth in Section 3.1(p).

“FDCA” has the meaning set forth in Section 3.1(hh).

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31st of each year.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any nation or government (foreign or domestic), any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant Date” has the meaning set forth in Section 3.1(g).

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“Hainan Zhonghe Pharmaceutical Acquisition” mean the acquisition by Kun Run Biotechnology Limited (“Kun Run HK”) of Hainan Zhonghe Pharmaceutical Co., Ltd. (“Hainan Zhonghe”) and all transactions related to such acquisition, including but not limited to Ms. Yang Liqiong’s acquisition of the entire issued share capital of Kun Run HK in February 2008; Kun Run HK’s acquisition of 60.12% of the equity interests in Hainan Zhonghe April 2008, and of the remaining 39% of the equity interests in Hainan Zhonghe in May 2008; Mr. Cui Xueyun’s acquisition of 99% of the issued share capital of Kun Run HK in August 2008; and the Company’s acquisition of the entire issued share capital of Kun Run HK in August 2008.

“Hazardous Materials” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Intellectual Property” has the meaning set forth in Section 3.1(r).

 “Insolvency Proceeding” means any proceeding or case commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, including any proceeding or case seeking to adjudicate such Person a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property.

“Investor Rights Agreement” has the meaning set forth in the Recitals to this Agreement.

“IRC” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 4.1(d).

“Lead Investor” means, collectively, Caduceus Asia Partners, L.P. and any other Purchasers affiliated with OrbiMed Advisors, LLC.

“Legal Restraint” has the meaning set forth in Section 5.1(c).

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

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  “Material Adverse Effect” on or with respect to the Company and/or its Subsidiaries means a material adverse effect on any of (a) the operations, business, assets, properties, prospects or condition (financial or otherwise) of the Company and/or its Subsidiaries, (b) the ability of the Company and/or its Subsidiaries to perform any of its obligations under any Transaction Document to which it is a party, (c) the legality, validity or enforceability of any Transaction Document, or (d) the rights and remedies of any of the Purchasers under any Transaction Document, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy, (ii) effects related to regulatory or product development matters that are generally applicable to the industry in which the Company operate taken as a whole to the extent that such effects do not disproportionately impact the Company, (iii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iv) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action required or contemplated by this Agreement.

“Material Contract” means (i) any contract of the Company that has been filed, or was required to have been filed, as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K, (ii) any agreement or contract to which such Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $100,000 per year and (iii) any agreement or contract to which such Loan Party is a party, the termination of which could reasonably be expected to have a Material Adverse Effect.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries or any of their respective ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

“Net Income Warrant” and “Net Income Warrants” have the respective meaning set forth in the Recitals to this Agreement.

“Net Income Warrant Ratio” has the meaning set forth in the Recitals to this Agreement.

“Net Income Warrant Shares” has the meaning set forth in the Recitals to this Agreement.

“NRS” means the Nevada Revised Statutes.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pharmaceutical Product” has the meaning set forth in Section 3.1(hh).

“PRC” means the People’s Republic of China.

“Press Release” has the meaning set forth in Section 4.7.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the OTC Bulletin Board.

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“Pro Rata Share” means, as to any Purchaser, the percentage equivalent of the aggregate number of Units such Purchaser has the right to purchase at the Closing hereunder, divided by the aggregate number of Units to be purchased at the Closing hereunder.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“PTO” has the meaning set forth in Section 3.1(r).

“Purchase Price” means, with respect to the Units sold at the Closing, $1.53 per Unit (subject to Section 7.15 hereof).

“Purchaser” and “Purchasers” have the respective meaning set forth in the Preamble to this Agreement.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.9.

“Qualified Auditor” means KPMG LLP, Ernst & Young LLP, Deloitte LLP or PricewaterhouseCoopers LLP.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Investor Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals to this Agreement.

 “Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(viii).

“Securities” means, collectively, the Units, the Warrants and the Shares.

“Securities Act” has the meaning set forth in the Recitals to this Agreement.

“Shares” means, collectively, the Unit Shares, the Common Stock issuable upon conversion of the Unit Shares, the Warrant Shares, and the Common Stock issuable upon conversion of the Warrant Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

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“Solvent” has the meaning set forth in Section 3.1(gg).

“Stock Certificates” has the meaning set forth in Section 2.2(a)(iv).

“Stockholder Approval” means the approval from the Company’s stockholders of each of the Transaction Stockholder Approval Matters by the requisite vote of the Company’s stockholders at the Stockholders’ Meeting.

“Stockholder Approval Date” means the date of the Stockholders’ Meeting if at the date of the Stockholders’ Meeting each of the Transaction Stockholder Approval Matters have been approved by the requisite vote of the Company’s stockholders at the Stockholders’ Meeting.

 Stockholders’ Meeting” has the meaning set forth in Section 4.13(a).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Units purchased hereunder at the Closing as indicated on such Purchaser’s signature page to this Agreement next to the heading “Subscription Amount.”

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, and “Subsidiaries” mean, collectively, each Subsidiary with respect to any Person.

“Trading Affiliates” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

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“Transaction Documents” means this Agreement and the schedules and exhibits attached hereto, the  Warrants, the Investor Rights Agreement and the schedules and exhibits attached thereto, the Irrevocable Transfer Agent Instructions and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto.

“Transaction Stockholder Approval Matters” has the meaning set forth in Section 4.13(a).

“Transfer Agent” means Securities Transfer Corporation, or any successor transfer agent for the Company.

“Units” has the meaning set forth in the Recitals to this Agreement.  Units will not be issued or certificated. The Unit Shares and Warrants are immediately separable and will be issued separately.

“Unit Share” and “Unit Shares” have the respective meaning set forth in the Recitals to this Agreement.

“Unrestricted Securities” has the meaning set forth in Section 4.1(c).

“Voting Agreement” has the meaning set forth in the Recitals to this Agreement.

“Warrants” means the Net Income Warrants.

“Warrant Exercise Price” means with respect to the Net Income Warrants sold at the Closing, $1.53 per each Net Income Warrant Share (subject to Section 7.15 hereof).

“Warrant Shares” means the Net Income Warrant Shares.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing, Delivery and Payment.

(a)          Purchase and Sale.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser listed on Annex A hereto, and each Purchaser listed on Annex A hereto shall, severally and not jointly, purchase from the Company, such number of Units equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser by (ii) the Purchase Price, rounded down to the nearest whole Unit.

(b)          Closing.  The Closing shall take place at the offices of Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, California, on the Closing Date, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

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(c)          Forms of Payment.  On the Closing Date, (i) each Purchaser listed on Annex A hereto shall pay to the Company its Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Company’s account, as set forth in instructions previously provided to the Purchasers, (ii) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser listed on Annex A hereto one or more stock certificates, free and clear of all restrictive and other legends except as expressly provided in Section 4.1(b) hereof, evidencing the number of Unit Shares such Purchaser is acquiring at the Closing, within five (5) Business Days after the Closing and (iii) the Company shall issue to each Purchaser listed on Annex A hereto a Net Income Warrant pursuant to which such Purchaser shall have the right to acquire such number of Net Income Warrant Shares determined by multiplying the number of Unit Shares such Purchaser is acquiring at the Closing by the Net Income Warrant Ratio and rounding down to the nearest whole number.  The Net Income Warrants issued and sold at the Closing shall have an exercise price equal to the applicable Warrant Exercise Price.

2.2  Closing Deliveries.

(a)          On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchasers the following:

(i)          this Agreement, duly executed by the Company;

(ii)         duly executed Irrevocable Transfer Agent Instructions acceptable to the Lead Investor acknowledged in writing by the Transfer Agent;

(iii)        the Investor Rights Agreement, duly executed by the Company;

(iv)        one or more stock certificates, free and clear of all restrictive and other legends except as provided in Section 4.1(b) hereof, evidencing the Shares subscribed for by each Purchaser listed on Annex A, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit D-2 hereto (the “Stock Certificates”), with the original Stock Certificates delivered within five (5) Business Days of the Closing;

(v)         a Net Income Warrant, executed by the Company and registered in the name of each such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit D-2 hereto, pursuant to which such Purchaser shall have the right to acquire such number of Net Income Warrant Shares as determined herein;

(vi)        a legal opinion of Company PRC Counsel – Beijing DeHeng Law Office, dated as of the Closing Date and in the form attached hereto as Exhibit E-1, which legal opinion shall include without limitation an opinion that based on the documents and the factual statements listed provided by Zhonghe Group in the legal opinion, the Company PRC Counsel cannot find evidence that Kun Run HK had any affiliated relationships with the Company when Kun Run HK acquired accumulative 99.12% equity interests in the Company in 2008, and thus the approval by MOFCOM on the basis of an acquisition between affiliates is not required under the PRC Interim Provisions on the Merger and Acquisition of Domestic Enterprises by Foreign Investors in effect from September 8, 2006 (“Circular 10 of 2006”) executed by such counsel and addressed to the Company and a legal opinion of the Company’s special Nevada counsel and/or Company counsel  in the form attached hereto as Exhibit E-2.

(vii)       a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities and that such resolutions remain in full force and effect, (b) certifying the current versions of the articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit G;

(viii)      the Compliance Certificate referred to in Section 5.1(h);

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(ix)        a certificate evidencing the formation and good standing of the Company and issued by the office of the Secretary of State of the State of Nevada, as of a date within five (5) days of the Closing Date;

(x)         a certificate evidencing the Company’s qualification as a foreign corporation issued by each state where the Company is qualified to do business as a foreign corporation, as of a date within five (5) days of the Closing Date; and

(xi)        a certified copy of (i) the Company’s current articles of incorporation, and any amendments thereto, as certified by the Secretary of State of the State of Nevada, as of a date within ten (10) days of the Closing Date.

(b)          On or prior to Closing, each Purchaser shall deliver or cause to be delivered to the Company the following, as applicable (the “Purchaser Deliverables”):

(i)          this Agreement, duly executed by such Purchaser;

(ii)         such Purchaser’s Subscription Amount in United States dollars and in immediately available funds by wire transfer to the Company’s account as previously provided to the Purchasers;

(iii)        the Investor Rights Agreement, duly executed by such Purchaser; and

(iv)        a fully completed and duly executed Accredited Investor Questionnaire and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the Closing Date, as applicable (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that, except as set forth in the Schedules delivered herewith:

(a)          Subsidiaries.  The Company has no direct or indirect Subsidiaries other than Kun Run HK and Hainan Zhonghe. The Company owns, directly or indirectly, all of the equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Except as disclosed on Schedule 3.1(a), there are no outstanding obligations of any of the Company’s Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Company or any of its Subsidiaries, or other obligations of any Company Subsidiary to issue, directly or indirectly, any shares of capital stock or other equity interests of any Company Subsidiary.  All issuances and transfers of equity interests in each Subsidiary since their inception were properly made in accordance with all applicable laws and regulations of the jurisdiction(s) in which such Subsidiary is or was incorporated, and all filings, registrations, permits and approvals required from Government Authorities were properly made and obtained with respect to such issuance or transfer of equity securities.  The corporate records of each Subsidiary accurately reflect all issuances and transfers of equity securities by such Subsidiary or, where applicable, its predecessor.

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(b)          Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws, and none of the Subsidiaries is in material violation of any of the provisions of its respective organizational documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(c)          Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which the Company is a party by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, but not limited to, the issuance of, or the reservation for issuance and the subsequent issuance of, as applicable, the Units, the Warrants and the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Boards of Directors or stockholders in connection therewith other than in connection with the Required Approvals.  Each of the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly executed by the Company, as applicable, and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, and insofar as indemnification and contribution provisions may be limited by applicable law. Except as set forth on Schedule 3.1(c) hereto, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, but not limited to, the issuance of, or the reservation for issuance and the subsequent issuance of, as applicable, the Units, the Warrants and the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s articles of incorporation or bylaws, (ii) except as set forth on Schedule 3.1(d), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, adjustment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or warrant or other right to acquire capital stock of the Company or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject or decree (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected), except in the case of clause (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

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(e)          Filings, Consents and Approvals.  Neither the Company nor any of its Subsidiaries is required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Investor Rights Agreement, (ii) filings required by applicable state and federal securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities, and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) those that have been made or obtained prior to the date hereof and (vi) the Stockholder Approval (collectively, the “Required Approvals”).

(f)          Issuance of the Securities.  The Units, the Shares and the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.  As of the Closing Date, the Company shall have reserved from its duly authorized capital stock not less than (i) the aggregate number of shares of Series A Preferred to be sold and issued hereunder as Unit Shares, and (ii) the maximum number of shares of Common Stock issuable upon conversion of such Series A Preferred.  The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants (x) the maximum number of shares of Series A Preferred issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (y) the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred issuable upon exercise of the Warrants.

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(g)          Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  Except as set forth on Schedule 3.1(g)(i): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except the Investor Rights Agreement); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports (as defined herein) but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  Schedule 3.1(g)(ii) sets forth a complete and accurate list, as of the date hereof, (A) with respect to all outstanding options and warrants to acquire capital stock of the Company, the number and type of capital stock subject to each such stock option or warrant, the grant date, expiration date, exercise price per share and vesting schedule thereof and the name of the holder thereof and (B) with respect to all outstanding shares of Common Stock that are subject to outstanding Company restricted stock or restricted stock units, the grant date and vesting schedule and name of the holder thereof.  All outstanding stock options, restricted stock or restricted stock units are evidenced by stock option agreements, restricted stock unit agreements or other award agreements, in each case substantially in the forms filed as exhibits to the SEC Reports, except that the forms of such agreements differ with respect to the number of shares covered thereby, the exercise price (if applicable), vesting schedule and expiration date applicable thereto and other similar terms, provided that no stock option agreement, restricted stock unit agreement or other award agreement contains terms that are inconsistent in any material respect with, or material terms in addition to, such forms.  With respect to the outstanding stock options, (A) each was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each grant was made in accordance with the terms of the applicable Company equity incentive plan, the Exchange Act and all other applicable Laws, (C) the per share exercise price was equal to the fair market value (as defined in the applicable Company equity incentive plan) of a share of Common Stock on the applicable Grant Date and (D) each grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the SEC Reports in accordance with the Exchange Act and all other applicable laws.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(h)          SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement (if any), the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Current Report on Form 8-K after the Closing.  As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(i)           Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement).  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  Each of the Material Contracts to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries is subject has been filed as an exhibit to the SEC Reports.

(j)           Tax Matters.  The Company and each of its Subsidiaries (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the Company in accordance with GAAP, and (iii) has set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect.

(k)          Material Changes.  Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its Subsidiaries or their respective assets are bound or subject.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company, its Subsidiaries or their respective businesses, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

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(l)           Environmental Matters.  To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(m)         Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves a claim of material violation of or material liability under any federal, state, local or foreign laws governing the Company's or any of its Subsidiaries’ operations, including without limiting the generality of the foregoing, laws regulating the protection of human health, including without limiting the generality of the foregoing, laws relating to the manufacture, processing, packaging, labeling, marketing, distribution, use, inspection, treatment, storage, disposal, transport or handling of the Company's product, and regulated or hazardous substances, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, all as may be in effect from time to time and all successors, replacements and expansions thereof, (iii) involves material injury to or death of any person arising from or relating to any of the Company's product, or (iv) could, if there were an unfavorable decision, individually or in the aggregate, have a Material Adverse Effect.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(n)          Employment Matters.  No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth on Schedule 3.1(n), none of the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, but not limited to, the issuance of, or the reservation for issuance and the subsequent issuance of, as applicable, the Units, the Warrants and the Shares) (alone or in conjunction with any other event, including any termination of employment) will (A) entitle any of the Company’s or its Subsidiaries’ employees to any compensation or benefit, except as required by any statute, rule or regulation of any governmental authority applicable to the Company, (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit, including any stock options, restricted stock, or restricted stock units, or trigger any other material obligation or (C) result in any material breach or violation of, or default under, or limit the Company’s right to amend, modify or terminate, any Company employee compensation or benefit plan, program, policy, agreement or arrangement (each, an “Employee Transaction Benefit”).  Each Company benefit plan or arrangement that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the IRC subject to Section 409A of the IRC has been in operational compliance with Section 409A of the IRC since January 1, 2005, and has been in documentary compliance with Section 409A of the IRC since January 1, 2009, based upon a good faith, reasonable interpretation of Section 409A of the IRC and the final Treasury Regulations and other guidance issued by the Internal Revenue Service thereunder.  Except as set forth on Schedule 3.1(n) attached hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of termination of employment) constitute an event that may result in (either alone or in connection with any other circumstance or event) or give rise directly or indirectly to any “parachute payment” within the meaning of Section 280G(b)(2) of the IRC.  The Company is not a party to any agreement to compensate any Person for excise taxes payable pursuant to Section 4999 of the IRC.

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(o)          Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is not or has not been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(p)          Regulatory Permits.  The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, including without limitation the PRC State Food and Drug Authority (“PRC SFDA”), except where the failure to possess such permits, individually or in the aggregate, has not and would not have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or material adverse modification of any Material Permits.

(q)          Title to Assets.  Except as set forth on Schedule 3.1(q), the Company and each of its Subsidiaries have good and marketable title or valid land use rights granted by relevant Governmental Authorities in the People’s Republic of China to all real property  used in the conduct of their respective businesses as now conducted and proposed to be conducted, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries..  Except as set forth on Schedule 3.1(q), the Company and each of its Subsidiaries have good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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(r)          Patents and Trademarks.  The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology and other proprietary rights and processes (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted and proposed to be conducted.  Except  where such violations or infringements would not have, either individually or in the aggregate, a Material Adverse Effect, to the Company’s Knowledge (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Company Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not have, either individually or in the aggregate, a Material Adverse Effect.  The Company has duly and properly filed or caused to be filed with applicable foreign patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the foreign patent authority. The Company is not aware of any information not called to the attention of the foreign patent authority that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

(s)          Insurance.  Neither the Company nor any Company Subsidiary has received any notice of cancellation of any insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses without a significant increase in cost.

(t)          Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u)          Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(v)         Sarbanes-Oxley; Disclosure Controls.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(w)         Certain Fees.  Except for the fees to the Consultant in an amount equal to 5% of the gross cash proceeds to the Company resulting from the sale of Units at the Closing pursuant to this Agreement (the “Consultant Fees”) (which Consultant  Fees are being paid by the Company), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)          Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(y)         Registration Rights.  Other than each of the Purchasers or as set forth in Schedule 3.1(y) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)          No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its or its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(aa)       No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, neither the Company nor any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

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(bb)       Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received written notice  from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market except as set forth on Schedule 3.1(bb).  The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market, except as set forth on Schedule 3.1(bb).

(cc)       Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd)       Application of Takeover Protections; Rights Agreements.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of the State of Nevada that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ee)       Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(ff)         Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers’ purchase of the Securities.

(gg)       Solvency.  As of the Closing Date, each of the Company and its Subsidiaries is and will be Solvent.  As used herein, “Solvent” means, with respect to the Company on a particular date, that on such date, in each case including the fair value of the Company’s Intellectual Property, (a) the fair value of the property of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company; (b) the present fair salable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured; (c) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay as such debts and liabilities mature; (d) the Company is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which the Company’s property would constitute an unreasonably small capital; and (e) as of the date hereof, the Company is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et. seq), as amended from time to time (the “Bankruptcy Code”).  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports set forth as of the date thereof all outstanding secured and unsecured indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, which are required to be disclosed in such SEC Reports.

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(hh)          PRC SFDA.  As to each product subject to the jurisdiction of the PRC SFDA and applicable PRC laws and regulations, that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements applicable PRC laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the PRC SFDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the PRC SFDA. The Company has not been informed by the PRC SFDA that it either will prohibit the marketing, sale, license or use in the PRC of any product proposed to be developed, produced or marketed by the Company nor has the PRC SFDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ii)            No Additional Agreements.  The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(jj)            MOC Approval.  Based on the legal opinion of the Company PRC Counsel, Kun Run HK’s acquisition of accumulative 99.12% equity interests in the Company in 2008 will not be deemed as a transaction between affiliates under Circular 10 of 2006, and the aforesaid acquisition did not require approval by the PRC Ministry of Commerce on the basis of being a transaction between affiliates.

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3.2  Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)            Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  Each of this Agreement and the Investor Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)            No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the Investor Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Purchaser to perform its obligations hereunder.

(c)            Investment Intent.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Investor Rights Agreement, at all times to sell or otherwise dispose of all or any part of the Warrants or the Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)            Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)            General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

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(f)            Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)           Access to Information.  Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)           Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company, the Consultant or any other Person regarding the transactions contemplated hereby until the date hereof, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the transactions contemplated by this Agreement.  Other than to other Persons who are parties to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, and except as otherwise provided in Section 4.12 of this Agreement, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the effectiveness of any Registration Statement filed pursuant to the Investor Rights Agreement.

(i)            Brokers and Finders.  Except for the Consultant Fees, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

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(j)            Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.  Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)            Reliance on Exemptions.  Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)             No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)           Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Series A Preferred and Common Stock and other activities with respect to the Series A Preferred and Common Stock by the Purchasers.

(n)            Residency.  Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below Purchaser’s name on the applicable signature page attached hereto.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)            Compliance with Laws.  Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company (including pursuant to the Lead Investor’s exercise of the Put Right), (iii) to an Affiliate of a Purchaser, (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 following the applicable holding period or (vi) in connection with a bona fide pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer of any Securities other than Unrestricted Securities (as defined below), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Investor Rights Agreement.

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(b)            Legends.  Each of the Warrants and the certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, as applicable, until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the certificates for the Shares):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED BY ARTICLE IV OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 17, 2010, BY AND AMONG KUN RUN BIOTECHNOLOGY, INC. AND THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES THERETO.

In addition, if any Purchaser is an Affiliate of the Company, the Warrants and the certificates evidencing the Shares issued to such Purchaser shall bear a customary “affiliates” legend.

(c)            Removal of Legends.  The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) a Registration Statement covering the resale of such Securities by the Purchasers is effective, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144 (any Securities meeting any of such criteria being referred to as “Unrestricted Securities”).  Fees with respect to the Transfer Agent and Company Counsel associated with the removal of such legend shall be borne by the Company.  Following such time as a legend is no longer required for certain Securities, the Company will no later than five (5) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.  In lieu of delivering physical certificates, upon the written request of any Purchaser, the Company shall use its best efforts to transmit certificates for Securities subject to legend removal hereunder to such Purchaser by crediting the account of the transferee’s Purchaser’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system.  The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein.  Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.  Each Purchaser agrees that the removal of the restrictive legend from any certificates representing Securities as set forth in this Section 4.1(c) above is predicated upon the Company’s reliance that such Purchaser would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

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(d)            Irrevocable Transfer Agent Instructions.  The Company shall execute and deliver irrevocable instructions to its Transfer Agent, which irrevocable instructions shall be acknowledged in writing by the Transfer Agent (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions or instructions consistent therewith referred to in this Section 4.1(d) will be given by the Company to its transfer agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e)            Acknowledgement.  Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer any of the Securities or any interest therein without complying with the requirements of the Securities Act.  While any Registration Statement remains effective, each Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in such Registration Statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that a Registration Statement registering the resale of any of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.  Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection (e), and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

4.2  Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Series A Preferred and Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3  Reservation of Series A Preferred Stock and Common Stock.  As of the Closing Date, the Company shall have taken all action necessary to authorize and reserve no less than (i) the aggregate number of shares of Series A Preferred to be sold and issued hereunder as Unit Shares, and (ii) the maximum number of shares of Common Stock issuable upon conversion of such Series A Preferred.  The Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants (x) the maximum number of shares of Series A Preferred issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (y) the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred issuable upon exercise of the Warrants.

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4.4  Furnishing of Information.  In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, commencing on the date hereof and ending at such time as all Purchasers can freely sell Securities without restriction under the Securities Act, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  During such period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

4.5  Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser who requests a copy in writing promptly after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers who request in writing such evidence on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6  No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.7  Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Trading Day immediately following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Lead Investor disclosing all material terms of the transactions contemplated hereby.  On or before 9:00 a.m., New York City time, on the fourth Trading Day following the execution of this Agreement (or such earlier time as required by law), the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the forms of Net Income Warrant and the Investor Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A)  any Registration Statement contemplated by the Investor Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.7, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except that such Purchaser may disclose the terms to its financial, accounting, legal and other advisors.

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4.8  Indemnification.  In addition to the indemnity provided in the Investor Rights Agreement, the Company agrees to indemnify and hold each Purchaser and all of their respective directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls a Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, provided that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within two years from the Closing or (b) any action instituted against a Purchaser, or any of their respective Affiliates, by any Person who is not an Affiliate of such Purchaser, with respect to any of transactions contemplated by the Transaction Documents (unless such action is based upon any agreements or understanding such Purchaser may have with any such Person or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct).   Notwithstanding anything to the contrary contained herein, the Company and the Key Stockholder agree to jointly and severally indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with (w) the failure by the Company, Kun Run HK, Hainan Zhonghe or any PRC resident (if so required by PRC law) to secure, according to the PRC Notice on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Round-trip Investment via Overseas Special Purpose Companies which was issued on October 21, 2005 (“Circular 75”), registration with the PRC State Administration of Foreign Exchange (“SAFE Registration”) for the Hainan Zhonghe Pharmaceutical Acquisition, (x) any action by the PRC Ministry of Commerce against the Company, Kun Run HK or Hainan Zhonghe in relation to any failure or alleged failure to have obtained approvals under Circular 10 of 2006 for the entire Hainan Zhonghe Pharmaceutical Acquisition or any part of it, (y) any claim against the Company or any of its Subsidiaries relating to a breach of Section 3.1(a) in relation to the issue or transfer of securities by any of the Subsidiaries, and (z) the failure by the Company to fulfill its obligations to the Lead Investor under the Put Right, including without limitation payment of the Put Amount upon the Lead Investor’s exercise of the Put Right.  Notwithstanding anything to the contrary herein, all indemnification provided for hereunder shall not exceed the maximum Put Amount, assuming the Lead Investor exercises the Put Right for all Shares (including all Warrant Shares actually issued upon exercise of the Warrants) then held by the Lead Investor and its affiliates.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 4.9 may be unenforceable because it is violative of any law or public policy, the Company and Key Stockholder, as applicable, shall, contribute the maximum amount which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Purchaser Parties.

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4.9  Listing of Securities.  In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.10        Use of Proceeds.  The Company shall use the proceeds from the sale of the Units for (i) potential acquisitions of drug products and pipeline assets, (ii) working capital, (iii) payment of the Consultant Fee, (iv) reimbursement of Investor Fees, and (v) repayment of certain outstanding obligations of the Company or its Subsidiaries.

4.11        Dispositions and Confidentiality After the Date Hereof.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.7 or (ii) this Agreement is terminated in full pursuant to Section 6.1 hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenants set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the transactions contemplated by this Agreement.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

4.12        No Shop Agreement.  Until the earlier to occur of (i) the Closing or (ii) a valid termination pursuant to Section 6.1 hereof, the effect of which results in the Closing failing to occur, the Company will not, and will not cause nor permit any of its Affiliates or any of its or their officers, directors, stockholders, employees, agents or representatives to, directly or indirectly:

(a)            negotiate, authorize, recommend, enter into or propose to enter into, with any Person other than Persons designated by mutual agreement of the Company and the Lead Investor, any transaction involving (directly or indirectly) an issuance, sale or acquisition of any Capital Stock of the Company (other than (i) the issuance of Securities pursuant to the Transaction Documents, (ii) employee, director and consultant stock option grants consistent with past custom and practice and (iii) shares of Common Stock issued upon the exercise of (A) warrants in existence as of the date hereof or (B) stock options granted to employees, directors or consultants of the Company and its Subsidiaries and that are either in existence as of the date hereof or that have been granted consistent with past custom and practice), a sale, lease or other conveyance of a substantial portion of the business or assets of the Company and its Subsidiaries, or any merger, recapitalization, business combination, strategic alliance, joint venture or similar transaction involving the Company (a “Competing Transaction”);

(b)            continue to engage in any pending discussions or negotiations with any third party concerning any previously proposed Competing Transaction;

(c)            knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals, indications of interest or offers in respect of a Competing Transaction;

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(d)            knowingly furnish or cause to be furnished to any person any information in furtherance of a Competing Transaction.

4.13        Schedule 14F-1.  If necessary, the Company shall file with the Commission a Schedule 14f-1 at least 10 days prior to the Closing Date.

4.14        Access to Information and Properties.  Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, (a) afford the Lead Investor and its personnel, accountants, counsel and other representatives reasonable access during normal business hours and on reasonable advance notice to the Company’s and each of such Subsidiary’s premises and other properties, books and records and all other existing information concerning the business, properties and personnel of the Company and such Subsidiary as the Lead Investor may reasonably request, (b) make available at reasonable times and to a reasonable extent officers and employees of the Company and such Subsidiary to discuss the business and affairs of the Company and such Subsidiary and (c) furnish promptly during normal business hours to personnel, accountants, counsel and other representatives of the Lead Investor such additional financial and operating data and other information regarding the assets, properties and business of the Company and each Subsidiary as the Lead Investor may from time to time reasonably request in order to assist the Lead Investor in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated by this Agreement.

4.15        SAFE Registration; Put Right.  Promptly following the Closing Date, the Company shall and shall cause Kun Run HK, Hainan Zhonghe and any PRC resident (if so required by PRC law) to use all commercially reasonable efforts to register with SAFE for the Hainan Zhonghe Pharmaceutical Acquisition (the “SAFE Registration Undertaking”).  In the event any time during the three (3) year period following the Closing Date of any action by the PRC Ministry of Commerce against the Company, Kun Run HK or Hainan Zhonghe in relation to any failure or alleged failure to have obtained approvals under Circular 10 of 2006 for the entire Hainan Zhonghe Pharmaceutical Acquisition or any part of it, or in the event any time during the three (3) year period following the Closing Date of either the failure to promptly initiate the SAFE Registration Undertaking or the refusal of the PRC State Administration of Foreign Exchange to grant or approve the SAFE Registration, and so long as a Lead Investor owns not less than fifty percent (50%) of the Unit Shares (or shares of Common Stock issued or issuable upon conversion of such Unit Shares) purchased under this Agreement by such Lead Investor as of the time of a determination under this Section the Lead Investor shall have the right in its sole discretion and without obligation (the “Put Right”), by delivery of written notice to the Company (the “Put Notice”) to require the Company to purchase from the Lead Investor and its Affiliates for cash all, or at its election a portion of the Shares (including any Warrant Shares actually issued upon exercise of the Warrants) then held by the Lead Investor and its affiliates at an aggregate purchase price (“Put Amount”) equal to (a) the number of Shares specified in the Put Notice multiplied by (b) $1.53 per Share (subject to Section 7.15 hereof) plus accrued interest on such amount equal to 8% per annum, compounded monthly from the applicable issuance date of such Share. The Put Right shall expire the later of (a) three (3) years following the Closing Date and (b) six (6) months following the discovery by, or notice to, the Lead Investor of the event giving rise to the Put Right.  The closing of a sale of Shares to the Company under the Put Right will occur within five (5) Business Days after the date of the Lead Investor’s Put Notice to the Company.

4.16        Equity Incentive Plan.  By the date one (1) year after the Closing Date, the Company shall have duly adopted and received all requisite approvals for an employee equity incentive or similar employee benefit plan (“Equity Incentive Plan”), establishing a reserve of 4,411,765 shares of Common Stock thereunder.

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4.17        Real Property Matters.

(a)            By July 31, 2010, the Company shall provide evidence to Lead Investor that RMB 29,000,000 bank loan the company borrowed from Haikou Chengjiao Rural Credit Cooperatives Union (the “Bank Loan” ) and secured by real properties described in ownership certificates Hai Fang Zi HK047825, Hai Fang Zi HK047826, Hai Fang Zi HK047827, Hai Fang Zi HK047828, Hai Fang Zi HK047829, Hai Fang Zi HK047830, Hai Fang Zi HK047831 and land certificate Hai Kou Shi Guo Yong (Ji) Zi No. 000139 (the “Mortgaged Properties”) shall have been repaid in full.

(b)            By August 15, 2010, the Company shall provide evidence to Lead Investor that all Liens including, without limitation, the mortgage securing the Bank Loan, have been released from the Mortgaged Properties.

(c)            By December 31, 2010, the Mortgaged Properties shall have been transferred by Zhonghe Group to Hainan Zhonghe, free and clear of all Liens.

(d)            By May 31, 2010, the Company shall have provided evidence to the reasonable satisfaction of Lead Investor of the original acquisition by Zhonghe Group of real property currently held or occupied, or being transferred as described in this Agreement, to Hainan Zhonghe.

4.18        Labor Reserves.  By May 31, 2010, the Company shall procure the establishment by Hainan Zhonghe of a housing reserve and social insurance reserves of at least CNY 1 million with respect to liabilities incurred on or before the Closing Date with respect to its current and former employees.

4.19        Warrant Exercise.  Upon receipt of an Exercise Notice (as defined in the Warrants) and payment of the applicable Warrant Exercise Price, the Company shall issue and sell the relevant Warrant Shares in accordance with the terms and conditions set forth in the Warrants.

4.20        Miscellaneous Covenants.

(a)            By April 30, 2010, all existing new drug certificates in the names of R&D Co. and/or Zhonghe Group for the followng drugs/drug candidates shall have been transferred to Hainan Zhonghe: (i) Diammonium Glycyrrhizinate for Injection, (ii) Propylgallate Injection, (iii) Thymopentin Injection, (iv) Levofloxacin Mesylate for Injection, and (v) Thymosin α1 for Injection, and each of R&D Co. and Zhonghe Group shall have provided written confirmation acceptable to Lead Investor that neither Zhonghe Group nor R&D Co. have any rights to, in or over such drugs/drug candidates and all Intellectual Property relating thereto, and that Hainan Zhonghe is the sole and exclusive owner thereof.

(b)            By May 31, 2010, the Company shall have demonstrated to the reasonable satisfaction of Lead Investor that the GMP certificate covers all operations of Hainan Zonghe.

(c)            By August 31, 2010, the Company shall have demonstrated to the reasonable satisfaction of Lead Investor that the Hainan Zhonghe’s distributors possess requisite Pharmaceutical Trading Licenses and GSP certificates as required under the laws of the PRC.

(d)           By May 31, 2010, the Company shall have demonstrated to the reasonable satisfaction of Lead Investor that  all activities and payments related to Hainan Zhonghe’s individual agents have been properly arranged according to PRC laws and regulations.

(e)            By August 31, 2010, the Company shall have demonstrated to the reasonable satisfaction of Lead Investor that Hainan Zhonghe’s distribution agreements for distributors representing at least 80% of sales in the latest financial year are in writing, are currently in force and comply with all relevant PRC laws and regulations.

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(f)            By December 31, 2010, the Company shall have demonstrated to the reasonable satisfaction of Lead Investor that Hainan Zhonghe has obtained a Pollution Discharge Permit.

(g)           By May 31, 2010, Zonghe Group shall have entered into license agreements granting a perpetual and royalty free license to Hainan Zonghe to use certain trademarks and such license agreements shall have been filed with PRC State Administration of Industry and Commerce on or before July 10, 2010.  The said trademarks include 和宜,和文, 和力 and 和方.

(h)           From and after the Closing Date, the Company shall work with the Lead Investor to ensure that the Company, Hainan Zhonghe and their respective Affiliates develop and implement appropriate compliance policies and procedures suitable for similarly situated publicly held groups, and shall dedicate sufficient resources to such compliance programs in order to facilitate a possible listing of the Company’s securities on a Trading Market.

(i)            By May 31, 2010, the Company shall have demonstrated to the reasonable satisfaction of Lead Investor that Kun Run HK’s 2009 Annual Return shall have been corrected and refiled to show the Company as the sole shareholder of Kun Run HK.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1  Conditions Precedent to the Obligations of the Purchasers to Purchase Units at the Closing.  The obligation of each Purchaser listed on Annex A hereto to purchase Units at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)            Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date.

(b)            Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)            No Legal Restraint.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction (collectively, a “Legal Restraint”) that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.  The Company shall not be subject to any Insolvency Proceedings.

(d)            Consents and Approvals.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Units at the Closing  (including, without limitation, all Required Approvals and any other necessary regulatory and third party consents and approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)            No Material Adverse Effect.  There shall have been no Material Adverse Effect on the Company between the date hereof and the Closing.

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(f)            No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(g)            Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h)            Compliance Certificate.  The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (d) in the form attached hereto as Exhibit H.

(i)             Filing of Certificate of Amendment.  The Certificate of Designation attached hereto as Exhibit I of the Company shall have been duly filed with the Secretary of State of the State of Nevada in accordance with the NRS, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchasers.

(j)             Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.1 herein.

(k)            Board of Directors.  Upon the Closing, the authorized size of the Board shall be three (3) members, of which one (1) member shall be designated by the Lead Investor, and one (1) member shall be an individual with no prior affiliation with the Company or the Company’s existing stockholders as of the Closing, which individual will be acceptable to the Lead Investor (the “Independent Designee”), pursuant to the Investor Rights Agreement and the Voting Agreement.  As of the Closing, the Board shall be comprised of Xueyun Cui and Nancy Chang, and the Independent Designee shall be appointed to the Board following Closing.

(l)             Indemnification Agreements.  The Company shall have entered into indemnification agreements with all members of the Board in a form satisfactory to the Lead Investor.

(m)           Management Rights Agreement.  The Company shall have entered into a management rights agreement with the Lead Investor in a form satisfactory to the Lead Investor.

(n)            Closing Bid Price.  The Common Stock shall have sustained a Closing Bid Price of greater than one $1.50 per share for each of the five (5) trading days immediately preceding the Closing Date.

(o)            Reimbursement of Expenses.  The Company shall have tendered payment for reimbursement of all reasonable fees and expenses incurred by the Lead Investor in accordance with Section 7.1.

(p)            Employee Transaction Benefit.  The Company shall have delivered to the Lead Investor documentation reasonably acceptable to the Lead Investor providing that no executive officers of the Company shall be entitled to any Employee Transaction Benefit.

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(q)            Auditor Engagement.  The Company shall have engaged a Qualified Auditor to conduct the Company’s 2010 fiscal year audit pursuant to a written engagement letter executed by the Company and such Qualified Auditor.

(r)            R&D Co. Transaction.  Hainan Zhonghe shall have acquired all assets related to pharmaceutical products, excluding real-estate, office equipment and any assets not related to pharmaceutical products held by Hainan Zhonghe Peptide Drugs Research & Development Co., Ltd (“R&D Co.”) and all technology assets related to drug candidates and drugs developed or owned by Zhonghe Group for an aggregate consideration of $1,000,000.  R&D Co. and its officers and directors shall have executed noncompetition agreements in a form satisfactory to the Lead Investor.

(s)            Noncompetition Agreements.  The Key Stockholder shall have delivered a noncompetition side letter to the Lead Investor in a form satisfactory to the Lead Investor.  Hainan Zhonghe shall have entered into noncompetition agreements with all of its key employees in a form satisfactory to the Lead Investor.

(t)   Loan Extension.  On or prior to the Closing Date, the Company shall have repaid the aggregate outstanding balance of RMB 9,637,800 of loans owed by the Company .

(u)  Distribution Arrangements.  The Company shall have entered into distribution arrangements with Hainan Heyi Pharmaceutical Co., Ltd that are satisfactory to the Lead Investor.

5.2  Conditions Precedent to the Obligations of the Company to Sell Securities at the Closing.  The Company's obligation to sell and issue the Units to each Purchaser listed on Annex A hereto at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)            Representations and Warranties.  The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)            Performance.  Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)            No Legal Restraint.  No Legal Restraint shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.  The Company shall not be subject to any Insolvency Proceedings.

(d)            Consents and Approvals.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Units (including, without limitation, all Required Approvals and any other necessary regulatory and third party consents and approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)            Purchasers Deliverables.  Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

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(f)            Termination.    This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.1 herein.

ARTICLE VI.
TERMINATION

6.1  Termination Prior to the Closing. This Agreement and the purchase and sale of the Units at the Closing may be terminated at any time prior to the Closing:

(a)            by mutual written consent of the Company and each of the Purchasers listed on Annex A hereto; or

(b)            by any Purchaser listed on Annex A hereto (as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers), or the Company, if (i) the Closing shall not have been consummated on or prior to September 30, 2010 unless (A) the Closing shall not have occurred due to the failure of the conditions set forth in Sections 5.1(d) or 5.2(d) hereof;  or (ii) any Legal Restraint (which Legal Restraint the parties hereto shall have used all commercially reasonable efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting consummation of the Closing shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, with respect to clause (i) the failure of the Closing to be consummated or, with respect to clause (ii) above, such Legal Restraint having been issued.

6.2  Effect of Termination.

(a)            In the event that this Agreement is validly terminated as provided herein, then the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom; provided, however, that nothing in this Section 6.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  In the event that this Agreement is validly terminated as provided herein, the Company shall promptly notify all non-terminating Purchasers.

(b)            The provisions of Article I (Definitions), Section 4.9 (Indemnification), Section 4.15 (Injunctive Relief), this Section 6.2, and Article VII (Miscellaneous) shall survive any termination of this Agreement pursuant to Section 6.1 hereof.

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ARTICLE VII.
MISCELLANEOUS

7.1  Fees and Expenses.  If the Closing is consummated, the Company shall reimburse the Lead Investor for all reasonable fees and expenses of the Lead Investor (“Investor Fees”), including, without limitation, legal, intellectual property, corporate and other due diligence costs (including, without limitation, fees and expenses for the GMP facility review and review of the Company’s financial statements by a Qualified Auditor) and legal fees and expenses incurred in connection with investigating a possible investment in the Company, and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents (and any amendments, modifications or waivers thereto), provided that such fees and expenses shall not exceed $200,000.  Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Lead Investor for all Investor Fees (a) if the Company fails to consummate the Closing (other than pursuant to a valid termination pursuant to Section 6.1 hereof), or (b) in the event of a Financial Discrepancy, provided that such fees and expenses shall not exceed $200,000.  “Financial Discrepancy” shall mean the determination by the Lead Investor, with the assistance of its accounting advisors, of a discrepancy of more than 10% for any of the following financial measures from what was reported in any of the Company’s financial statements for the 2007 fiscal year, the 2008 fiscal year or the 6 months ended June 30, 2009 delivered or made available to the Lead Investors prior to the Closing: (i) revenue, (ii) gross profit, (iii) earnings before interest and tax, (iv) earnings before interest, tax, depreciation and amortization, and (v) net income.  Notwithstanding anything to the contrary contained herein, the Company shall not be required to reimburse the Lead Investor for Investor Fees if the Lead Investor fails to consummate the Closing (other than pursuant to a valid termination pursuant to Section 6.1 hereof).  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers, and shall pay the Consultant Fees due to the Consultant in connection with the transactions contemplated by this Agreement.

7.2  Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 7.3 prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

(a)	If to the Company:

Kun Run Biotechnology, Inc.
Free Trade Zone
168 Nanhai Avenue, Haikou City
Hainan Province, China 570216
Telephone No.: 86-898-6680-2207
Facsimile No.: 0-898-6680-2833
Attention: President

With a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP
2301 China Central Place
Tower 2,
No. 79 Jianguo Road
Beijing, China 100025

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Telephone No.: 86-10-6599-7200
Facsimile No.: 86-10-6599-7300
Attention: Jiannan Zhang, Esq.

(b)	If to a Purchaser:

To the address set forth under such Purchaser’s name on the signature page hereof.

With a copy to (which shall not constitute notice):

Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
Telephone No.: (650) 843-5636
Facsimile No.: (650) 849-7400
Attention: Michael E. Tenta, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4  Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or Purchasers holding or having the right to acquire, at the time of such amendment, at least a majority of the total Unit Shares and Warrant Shares (on a fully-diluted basis) then issued and held by, or remaining issuable to, all Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided that if any provision of this Agreement states that such provision can only be waived as to a Purchaser with the consent of such Purchaser, then the consent of such Purchaser shall be required to waive such provision with respect to such Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any other provision of this Agreement, the Warrants or the Investor Rights Agreement unless the same consideration is also offered to all Purchasers.

7.5  Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.6  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers.  Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.  In addition, any Purchaser may assign its rights or obligations to purchase the Units that the Purchaser has agreed to purchase at the Closing, in whole or part, to any other Person (including in the event that the conditions to such Purchaser’s obligation to acquire the Units at the Closing as set forth in Section 5.1 hereof are not satisfied or waived by such Purchaser), subject to the written consent of the Company and Purchasers (including the assigning Purchaser) who have agreed to purchase a majority of the aggregate number of Units to be sold at the Closing, which consent shall not be unreasonably withheld.

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7.7  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS ENTERING INTO THIS AGREEMENT.

7.9           Survival.  The representations and warranties contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities for two (2) years following each the Closing.  The agreements and covenants contained herein shall survive for the applicable statute of limitations.

7.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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7.11         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and, with respect to Shares, the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.13         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

7.14         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Series A Preferred or Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Series A Preferred or Common Stock, as applicable), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

7.15         Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase and/or acquire Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company’s obligations to each Purchaser under this Agreement are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Securities purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

[Signature Pages Follow]

39

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Kun Run Biotechnology, Inc.

By:

Printed Name:

Title:

KEY STOCKHOLDER:

Xueyun Cui

By:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF PURCHASER:

Caduceus Asia Partners, LP

By:
Name:
Title:

Subscription Amount: $8,000,000

Tax ID No.: _____________________________

Address for Notice:

__________________________________
__________________________________
__________________________________

Telephone No.: _____________________

Facsimile No.: ______________________

Attention: __________________________

Delivery Instructions:
(if different than above)

c/o  _______________________________

Street:   ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: _____________________

ANNEX A

Purchasers

Caduceus Asia Partners, LP

Schedule 3.1(a)

None.

Schedule 3.1(c)

None.

Schedule 3.1(d)

The Company has orally extended its loan agreement for RMB 29,000,000,000 with Hainan Rural Credit Cooperative, but it has neither entered into any extension agreement with the Hainan Rural Credit Cooperative, nor has the pledged property being seized by Hainan Rural Credit Cooperative.  As of April 13, 2010, the outstanding balance of loan amounts were RMB 9,637,800.

The Company has entered into agreements with agencies for the sale of the new product “Entecavir.” However, the approval for the production of such new product has not yet been obtained, which lack of approval may affect the execution and performance of the agency agreements.

Schedule 3.1(g)(i)

As of March 31, 2010:

Other payables exceeding RMB 1 million include:

•	Coland: RMB 3,000,000 (deposit of agent)

•	Huadong Medicine: RMB 1,100,000 (deposit of agent)

•	Tong Wentao: RMB 1,000,000 (deposit of agent)

Long-term bank loan:

•	the Bureau of Finance of Ledong Li Autonomous County: RMB 2,250,000

Short-term bank loan:

•	the Bureau of Finance of Ledong Li Autonomous County: RMB 2,250,000

•	Hainan Rural Credit Cooperative: RMB 18,571,559

As of April 13, the outstanding balance of the loan were RMB 9,637,800

Schedule 3.1(g)(ii)

None.

Schedule 3.1(n)

None.

Schedule 3.1(q)

None.

Schedule 3.1(y)

None.

Schedule 3.1(bb)

None.

EXHIBITS:

Exhibit A:	Form of Net Income Warrant
Exhibit B:	[reserved]
Exhibit C:	Form of Investor Rights Agreement
Exhibit D-1:	Accredited Investor Questionnaire
Exhibit D-2:	Stock Certificate Questionnaire
Exhibit E-1:	Form of Opinion of Company Counsel (PRC)
Exhibit E-2:	Form of Opinion of Company Counsel (USA)
Exhibit F:	[reserved]
Exhibit G:	Form of Secretary’s Certificate
Exhibit H:	Form of Compliance Certificate
Exhibit I:	Certificate of Designation
Exhibit J:	[reserved]
Exhibit K:	[reserved]
Exhibit L:	Form of Voting Agreement

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED BY ARTICLE IV OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL  17, 2010, BY AND AMONG KUN RUN BIOTECHNOLOGY, INC. AND THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES THERETO.

NET INCOME WARRANT TO PURCHASE SERIES A PREFERRED STOCK

Warrant No. [___]
[_________ __], 2010	Warrant to Purchase 1,568,627 Shares

THIS CERTIFIES THAT, Caduceus Asia Partners, LP, or its registered assigns (in each case, the “Holder”), has the right to purchase from KUN RUN BIOTECHNOLOGY, INC., a Nevada corporation (the “Company”), 1,568,627 fully paid and nonassessable shares of the Company’s Series A Preferred Stock, $0.001 par value per share (“Series A Preferred”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Exercise Period (as defined below).

This Net Income Warrant to Purchase Series A Preferred (this “Warrant”) is being issued pursuant to that certain Securities Purchase Agreement, dated as of April 17, 2010, by and between the Company and purchasers identified on the signature pages thereto (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”).

Section 1.            Certain Defined Terms.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Purchase Agreement, which definitions are incorporated herein in full.  For purposes of this Warrant, the following terms will have the following meanings:

“Commencement Date” means [___________], 2010.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

 “Exercise Period” means the period beginning on April 15, 2011 and ending at 5:00 p.m., New York City time, on the Expiration Date.

“Expiration Date” means the earlier of (i) April 15, 2016 and (ii) the date of the Company’s achievement of the 2010 Net Income Milestone.

“Issuance Date” means the original date of issuance of this Warrant pursuant to the Purchase Agreement, which date is [___________ __], 2010, regardless of any exchange or replacement of this Warrant in whole or in part.

 “Market Price” means the average of the daily Weighted Average Price per share of Common Stock for the 20 consecutive Trading Days immediately prior to the date of determination.

“Milestone Threshold” means (i) $9,000,000, in the event the Company obtains PRC State Food and Drug Authority (“PRC SFDA”) approval for Entecavir on or prior to September 30, 2010; or (ii) $7,150,000, in the event the Company does not obtain PRC SFDA approval for Entecavir on or prior to September 30, 2010.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Required Warrantholders” means the holders of outstanding Warrants representing at least a [majority] of the unexercised Warrant Shares.

“Series A Price” means the product of (i) the Market Price and (ii) the number of shares Common Stock issuable upon conversion of one share of Series A Preferred.

“Subscription Date” means [___________ __], 2010.

“Term” means the period beginning on the Commencement Date and ending at 5:00 p.m., New York City time, on the Expiration Date.

“2010 Net Income Milestone” shall be deemed to have been achieved by the Company if (i) a Qualified Auditor (as defined in the Purchase Agreement) has completed its 2010 fiscal year audit of the Company, (ii) such Qualified Auditor has issued a report with respect to the Company’s 2010 financial statements on or before March 30, 2011 or on or before the last day of any extension period pursuant to Rule 12b-25 promulgated under the Securities Exchange Act of 1934, and (iii) such 2010 audited financial statements indicate that in the 2010 fiscal year, the Company recorded net income (before non-cash expenses, expense associated with the listing transfer to NASDAQ, expense associated with business development relating to the Company’s product candidates, business acquisitions or in-licenses of intellectual property rights for products or product candidates, provided that such acquisitions are approved by a majority of the Board) attributable to the Company’s equity holders of at least the Milestone Threshold.

 “Warrantholder” shall mean any holder of an outstanding Warrant.

“Warrant Value” means greater of (i) the aggregate Exercise Price of the then unexercised portion of this Warrant and (ii) the product of (a) the Series A Price and (b) the number of shares of Series A Preferred issuable upon exercise of the then unexercised portion of this Warrant.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market during the period beginning at 9:30 a.m. New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m. New York time (or such other time as the Trading Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” functions (ignoring any trade by the Company or its Affiliates (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions involving such security after the Issuance Date)), or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00 p.m. New York time (or such other time as the Trading Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by Pink OTC Markets, Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date will be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants involved in the transaction (whether an Exercise, redemption or otherwise) for which the calculation of the Market Price is required.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2.              Exercise.

(a)           Manner of Exercise.  During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Series A Preferred covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Series A Preferred as to which this Warrant is Exercised, at the office of the Company, Kun Run Biotechnology, Inc., Free Trade Zone, 168 Nanhai Avenue, Haikou City, Hainan Province, China 570216, Fax: [____], or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and the transfer agent for the Series A Preferred (“Transfer Agent”) by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).

(b)           Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form, completed and executed, is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company and the Exercise Price is satisfied, each as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

(c)           Confirmation; Delivery of Series A Preferred Upon Exercise.  Upon receipt by the Company of an Exercise Form, the Company will promptly send, but in no event later than three (3) Trading Days following such receipt, via facsimile or other electronic means, a confirmation of receipt of such Exercise Form to the Holder and the Transfer Agent.  Within five (5) Trading Days after any Date of Exercise (the “Delivery Period”), the Company shall issue and deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Series A Preferred (“Exercise Shares”) for the portion of this Warrant Exercised. Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary steps, including obtaining and delivering, an opinion of counsel to assure that the Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the Exercise Shares issuable upon such Exercise.

(d)           Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

(e)           Cancellation of Warrant.  This Warrant shall be canceled upon the full Exercise of this Warrant or upon full redemption of this Warrant.  If this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to any Exercise Shares.

(f)           Holder of Record.  Each person in whose name any Warrant for shares of Series A Preferred is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Series A Preferred purchased upon the Exercise of this Warrant or the date such Series A Preferred is credited to the Holder’s DTC account, as the case may be. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(g)          Delivery of Electronic Shares.  In lieu of delivering physical certificates representing the Series A Preferred issuable upon Exercise or redemption, upon the written request of any Holder, the Company shall use its best efforts to transmit certificates for such shares of Series A Preferred to such Purchaser by crediting the account of the transferee’s Purchaser’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system.  Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

Section 3.              Payment of Warrant Exercise Price.

(a)           Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal $1.53 per share subject to adjustment pursuant to the terms hereof, including but not limited to Section 4 below.  Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)         Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashier’s check or wire transfer (a “Cash Exercise”); or

(ii)        Cashless Exercise. The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with the Exercise Form attached hereto as Exhibit A indicating that the Holder is exercising the Warrant pursuant to a cashless election, in which event the Company shall issue Holder a number of shares of Series A Preferred computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

                       where:         X = the number of shares of Series A Preferred to be issued to Holder.

Y = the number of shares of Series A Preferred for which this Warrant is being Exercised.

A = the Series A Price of one (1) share of Series A Preferred.

B = the Exercise Price.

For purposes of Rule 144 and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that any Exercise Shares issued in a Cashless Exercise transaction and/or any shares issued in a redemption pursuant to Section 4(b)(ii) shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for any Exercise Shares issued in a Cashless Exercise transaction and/or any shares issued in a redemption pursuant to Section 4(b)(ii) shall be deemed to have commenced on the date this Warrant was issued.

Notwithstanding anything herein to the contrary, on the Expiration Date, any outstanding portion of this Warrant shall be automatically exercised via a Cashless Exercise.

(b)          Dispute Resolution.  In the case of a dispute as to the determination of any closing price, trading price or any other stock price or the arithmetic calculation of the Exercise Price, Market Price, any Redemption Price or any similar calculation, the Company will issue or instruct the Transfer Agent to issue to the Holder the Shares representing the number of Shares that is not disputed or pay to the Holder the amount that is not disputed and will transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one Business Day of receipt, or deemed receipt, of the Exercise Notice or Change of Control Redemption Notice, or other event giving rise to such dispute, as the case may be.  If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company will within two Business Days submit via facsimile or by other electronic means (A) the disputed determination of the closing price, the trading price or such other stock price to an independent, reputable investment bank agreed to by the Company and the holders of a majority in interest of the Warrants involved in the transaction (whether an Exercise, redemption or otherwise) for which such determination is required, or (B) the disputed arithmetic calculation of the Exercise Price, Market Price, any Change of Control Redemption Price or any similar calculation to the Company’s independent, outside accountant or such other independent accountants agreed to by the Company and the holders of a majority in interest of the Warrants involved in the transaction (whether an Exercise, redemption or otherwise) for which such calculation is required.  The Company, at its expense, will cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than three Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, will be binding upon all parties absent demonstrable error.

Section 4.             Adjustments Upon Certain Events.

(a)          Subdivisions, Splits and Combinations of Stock.  If the outstanding shares of Series A Preferred will be subdivided into a greater number of such shares or will be combined into a smaller number of such shares, then upon the effective date thereof, the number of shares of Series A Preferred which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Series A Preferred by reason of such subdivision or combination, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased.

(b)          Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)           Reorganization, Reclassification, Consolidation, Merger or Sale.  If any (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; or (iv) sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company; (each of (i) – (iv) above a “Corporate Reorganization”) shall be effected, then the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrantholder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Exercise Shares issuable upon exercise of the Warrants held by such Warrantholder, shares of stock in the surviving or acquiring entity (“Acquirer”), receivable upon such Corporate Reorganization by a Warrantholder of the number of shares of Series A Preferred which might have been purchased by the Warrantholder immediately prior to such Corporate Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder and the provisions relating to the Cashless Exercise) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.  For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 4(b)(i) and Appendix A hereto.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall not effect any such Corporate Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Required Warrantholders to be satisfactory in form and substance, the obligation to deliver to the Warrantholders, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Section 4(b)(i) shall similarly apply to successive Corporate Reorganizations. If the Company, in spite of using its best efforts, is unable to cause these Warrants to continue in full force and effect during the entire Term in connection with any Corporate Reorganization, then such Corporate Reorganization shall be treated as a change of control of the Company (“Change of Control”) hereunder, the Holder shall be deemed to have delivered a Change of Control Notice with respect to this Warrant and the Holder shall be entitled to receive a Change of Control Redemption Price equal to the Warrant Value in accordance with Sections 4(b)(ii) – (iv) hereunder.

(ii)          Optional Redemption Upon Change of Control.  In addition to the rights of the Holder under Section 4(b)(i), upon a Change of Control the Holder will have the right, at the Holder’s option, to require the Company to redeem (a “Redemption Upon Change of Control”) all or a portion of this Warrant. At least fifteen (15) days prior to the consummation of any Change of Control, but, in any event, on the first to occur of (x) the date of the public announcement of such Change of Control if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Change of Control if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending five (5) Trading Days prior to the consummation of such Change of Control, the Holder may exercise its redemption rights hereunder by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of the Warrant (the “Redeemed Shares”) that the Holder is electing to have redeemed.  The Redeemed Shares shall be redeemed by the Company at a price (the “Change of Control Redemption Price”) equal to the Warrant Value therefor.  The Change of Control Redemption Price shall be payable no later than the date of the consummation of the Change of Control.  The Change of Control Redemption Price shall be paid in cash in the event that the Change of Control results in the stockholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of Series A Preferred (with the value of each share of Series A Preferred equal to the Series A Price) in the event that the Change of Control results in the stockholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction. In the event that the stockholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Warrantholders shall be also be made in both cash and shares in the same proportion as the consideration received by the stockholders.

(iii)         Escrow; Payment of Change of Control Redemption Price.  If the Company is required to redeem a Warrant from any Warrantholder, the Company shall not effect a Change of Control, unless it either obtains the written agreement of the acquiring entity that payment of the Change of Control Redemption Price shall be made to the Warrantholder (either in cash or shares, as the case may be) upon consummation of such Change of Control or it shall first place into an escrow account with an independent escrow agent, at least three (3) Trading Days prior to the closing date of the Change of Control (the “Change of Control Escrow Deadline”), an amount (in cash or shares, as applicable) equal to the Change of Control Redemption Price. Concurrently upon closing of such Change of Control, the Company shall pay or deliver or shall instruct the escrow agent to pay or deliver the Change of Control Redemption Price to the Warrantholder.  For purposes of determining the amount required to be placed in escrow pursuant to the provisions of this subsection (iii) and without affecting the amount of the actual Change of Control Redemption Price, the Warrant Value of the Warrant shall be calculated as of the Trading Day immediately preceding the date that the funds and/or shares, as applicable, are deposited with the escrow agent.

(iv)         Injunction.  If the Company is required to redeem a Warrant from any Warrantholder, in the event that the Company attempts to consummate a Change of Control without placing the Change of Control Redemption Price in escrow in accordance with subsection (iii) above or without payment of the Change of Control Redemption Price to the Holder upon consummation of such Change of Control, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of San Francisco to prevent the closing of such Change of Control until the Change of Control Redemption Price is paid to the Holder, in full.

To the extent redemptions required by Section 4(b)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Change of Control Redemption Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into shares of Series A Preferred, or in the event the Exercise Date is after the consummation of the Change of Control, shares of Series A Preferred (or their equivalent) of the Acquirer pursuant to Section 4(b)(i).  The parties hereto agree that in the event of the Company’s redemption of any portion of the Warrant under Section 4(b)(ii), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under Section 4(b)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c)          Antidilution Protection.  The conversion price of the Series A Preferred issuable upon exercise of this Warrant is subject to full ratchet antidilution protection as set forth in [Section 3(d) of the Company’s Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock], as amended from time to time.

(d)          Record Date.  If the Company takes a record of the holders of Series A Preferred for the purpose of entitling them (A) to receive a dividend or other distribution payable in Series A Preferred, Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Series A Preferred, Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Series A Preferred, Common Stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(e)          Other Events.  If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Exercise Shares issuable hereunder so as to protect the rights of the Holder under this Warrant; provided that no such adjustment will increase the Exercise Price or decrease the number of Exercise Shares issuable hereunder as otherwise determined pursuant to this Section 4.

(f)          This Warrant Deemed Outstanding.  If during the period beginning on and including the Subscription Date and ending on the date immediately preceding the Issuance Date, the Company enters into or undertakes any action described in this Section 4, then solely for purposes of determining any adjustment under this Section 4 as a result of such action, this Warrant shall be deemed to have been outstanding at the time of each such action.

(g)         Exercise Price Adjusted.  As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event stated in this Section 4 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Section 4.

(h)         Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 4 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Series A Preferred) then, wherever appropriate, all references herein to shares of Series A Preferred shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.

(i)          Notice of Adjustments.   Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Series A Preferred and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 4(i), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder would be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

Section 5.            Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Series A Preferred. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Series A Preferred or a right to acquire a fractional share of Series A Preferred, such fractional share shall be disregarded and the Company shall pay for such fractional shares in cash.

Section 6.            Reservation of Shares.

(a)          Reservation.  From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of (i) Series A Preferred (or other securities substituted therefor as herein above provided) as is equal to the number of shares of Series A Preferred issuable upon the Exercise of this Warrant (the “Series A Reserve Amount”) and (ii) Common Stock issuable upon conversion of such Series A Preferred issuable upon Exercise of this Warrants  (the “Common Stock Reserve Amount” and together with the Series A Reserve Amount, the “Required Reserve Amounts”)  The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Series A Preferred issuable upon such Exercise and all shares of Common Stock issuable upon conversion of such Series A Preferred shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

(b)          Insufficient Authorized Shares.  If at any time the Company does not have a sufficient number of authorized and unreserved shares of Series A Preferred or Common Stock equal to at least the Series A Reserve Amount or Common Stock Reserve Amount, respectively (in each case, an “Authorized Share Failure”), then the Company will immediately take all action necessary to increase the Company’s authorized shares of Series A Preferred or Common Stock, as applicable, to an amount sufficient to allow the Company to reserve the applicable Required Reserve Amount.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company will hold a meeting of its stockholders for the authorization of an increase in the number of authorized shares of Series A Preferred or Common Stock, as applicable.  In connection with such meeting, the Company will provide each stockholder with a proxy statement and will use its commercially reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares and to cause its board of directors to recommend to the stockholders that they approve such proposal.

Section 7.           Noncircumvention.   The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Series A Preferred receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Preferred upon the exercise of this Warrant.

Section 8.             Default and Redemption.

(a)          Events Of Default.  Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:

(i)           Failure To Deliver Series A Preferred.  A Delivery Failure occurs and remains uncured for a period of more than twenty (20) days; or at any time, the Company announces or states in writing that it will not honor its obligations to issue Exercise Shares upon Exercise by the Holder of this Warrant; and

(ii)          Corporate Reorganization; Change of Control. (A) with respect to an Corporate Reorganization, the Company has failed to meet the requirements of Section 4(b)(i) prior to effecting such Corporate Reorganization or (B) the Company has effected a Change of Control without paying the Change of Control Redemption Price, if applicable, to the Holder pursuant to Section 4(b)(ii).

(b)         Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Purchase Agreement and the Investor Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled to an injunction restraining any breach.  The parties further acknowledge that (A) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate and (B) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

Section 9.            Mechanics of Holder’s Redemptions.   In the event that the Holder has sent a Change of Control Redemption Notice to the Company pursuant to Section 4(b)(ii), the Holder shall promptly submit this Warrant to the Company. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 4(b)(ii), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control.

Section 10.          No Obligation to Net Cash Settle this Warrant.  Notwithstanding anything to the contrary herein, in the event that the Company is not permitted to issue shares of Series A Preferred to Holder pursuant to this Warrant because the Company has insufficient shares authorized under its Restated Articles of Incorporation, the Company shall not be required to net cash settle or otherwise make any cash payment to Holder to settle this Warrant by virtue of such limitation.

Section 11.          Benefits of this Warrant.   Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

Section 12.           Reserved.

Section 13.          Transfer of this Warrant; Legends and Legend Removal.  The Holder may assign or transfer some or all of its rights hereunder at any time and from time to time, subject to compliance with the Securities Act, without the consent of the Company, provided that such assignment or transfer complies with Section 4.1 of the Purchase Agreement.  The Warrant and the Warrant Shares shall be subject to the legend requirements and legend removal procedures and penalties described in Section 4.1 of the Purchase Agreement.  Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within fifteen (15) Trading Days of its receipt of a properly completed and executed form of Assignment (the “Transfer Delivery Period”) and any other documents required by Company Counsel, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

Section 14.          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS ENTERING INTO THE PURCHASE AGREEMENT.

Section 15.          Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new Warrant, but only upon execution by the Holder of a customary lost certificate affidavit and an agreement to indemnify and hold harmless the Company for any losses in connection therewith, the fees and expenses of which shall be borne by the Holder.  If a replacement certificate or instrument evidencing this Warrant is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 16.          Reissuance of Warrant.  In the event of a partial exercise of this Warrant, the Company will promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Warrant, a new Warrant of like tenor representing the remaining unexercised Shares.  The “Issuance Date” will not change as a result of such reissuance.

Section 17.          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 17 prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  Until another address is designated in writing by the Company, any notice to Company shall be sent to the address set forth in Section 7.3 of the Purchase Agreement, and until another address is designated in writing by the Holder, any notice to Holder shall be sent to the address set forth in Section 7.3 of the Purchase Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the _____ day of _________, 2010.

KUN RUN BIOTECHNOLOGY, INC.

By:
Print Name:
Title:

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO:  KUN RUN BIOTECHNOLOGY, INC.

CHECK THE APPLICABLE BOX:

☐	Cash Exercise

The undersigned hereby irrevocably exercises the attached warrant (the “Warrant”) with respect to ________ shares of Series A Preferred, par value $0.001 per share (the “Common Stock”), of Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”).

☐	Cashless Exercise

The undersigned hereby irrevocably exercises the Warrant with respect to _______ shares of Series A Preferred of the Company and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1.
The undersigned agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Series A Preferred obtained on Exercise of the Warrant, except in accordance with applicable securities laws and the provisions of Section 4.1 of the Purchase Agreement.

2.
The undersigned requests that a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

3.	Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

4.	In the event of any conflict between the term of this Exercise Form and any provisions of this Warrant, the terms of the Warrant shall govern.

5.	Please issue the Series A Preferred to be issued upon Exercise of this Warrant in the following name and to the following address:

Issue to: ___________________________________________________________________________________

Facsimile Number:___________________________________________________________________________

DTC Participant Number and Name (if electronic book entry transfer):_________________________

Account Number  (if electronic book entry transfer):______________________________________

Dated: ______________________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

ACKNOWLEDGEMENT

                The Company hereby acknowledges this Exercise Form and receipt of the appropriate exercise price and hereby directs Securities Transfer Corporation to issue the above indicated number of shares of Series A Preferred in accordance with the Irrevocable Transfer Agent Instructions dated [_____________], 2010, from the Company and acknowledged and agreed to by Securities Transfer Corporation.

KUN RUN BIOTECHNOLOGY, INC.

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase                      shares of the Series A Preferred of Kun Run Biotechnology, Inc., a Nevada corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint                      attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

The undersigned hereby certifies that the Warrant is being sold, assigned or transferred in accordance with all applicable securities laws.

Dated:

Signature
Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of April 17, 2010, by and among Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”), the purchasers signatory hereto (including any successor or assign of any purchaser signatory hereto, each a “Purchaser” and, collectively, the “Purchasers”) and the holders of Capital Stock signatory hereto (each a “Key Holder” and, collectively, the “Key Holders”).  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof between the Company and each Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 4(b).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144, provided that for purposes of Section 8(d), “Affiliate” means, with respect to the Company or any Subsidiary of the Company, (a) each person that, directly or indirectly, owns or controls 5% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of the Company or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with the Company or such Subsidiary.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to each Initial Registration Statement or New Registration Statement, the earlier of: (i) the 60th calendar day following the applicable Filing Deadline; provided, that, if the Commission reviews and has written comments to a filed Registration Statement, then the Effectiveness Deadline under this clause (i) shall be the 90th calendar day following the applicable Filing Deadline, and (ii) fifth (5th) Business Day following the date on which the Company is notified by the Commission that the applicable Registration Statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of such Registration Statement may be accelerated; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Excluded Securities” means any issuance of (a) securities to employees, officers or directors of the Company pursuant to any duly-adopted equity incentive or equity compensation plan, to the extent approved by a majority of the non-employee members of the Board or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise, exchange or conversion of any securities issued or issuable under the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include any transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities or (d) securities issued in an underwritten public offering of the Company’s securities.

“Filing Deadline” means, with respect to each of the Registration Statements required to be filed pursuant to Section 2(a), the 60th calendar day following the Closing Date; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor entity or entities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Issuer Filing” shall have the meaning set forth in Section 3(p).

“OrbiMed Designee” shall have the meaning set forth in Section 8(b)(2).

“Losses” shall have the meaning set forth in Section 6(a).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Observer Rights” shall have the meaning set forth in Section 8(b)(1).

“OrbiMed” means Caduceus Asia Partners, LP and its Affiliates.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means all of (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares, provided, that the Shares shall cease to be Registrable Securities upon the earliest to occur of the following:  (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); or (B) to the extent Shares may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act, including pursuant to Rule 144.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Initial Registration Statements, New Registration Statements and Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statements” shall have the meaning set forth in Section 2(a).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex A hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan under Form S-8 or similar form or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

“Suspension Certificate” shall have the meaning set forth in Section 4(a).

“Suspension Period” shall have the meaning set forth in Section 4(a).

“Violations” shall have the meaning set forth in Section 6(a).

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2.            Registration.

(a)           On or prior to each Filing Deadline, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all of the then outstanding Registrable Securities or Registrable Securities issuable upon exercise of then outstanding Warrants not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (each, an “Initial Registration Statement”).  Each Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section approved by a majority of the Holders.  Notwithstanding the registration obligations set forth in this subsection (a) and subsections (b) and (c) of this Section 2, in the event the Commission informs the Company that all of the Registrable Securities required to be included in an Initial Registration Statement cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and file amendments to the applicable Initial Registration Statement as required by the Commission and/or (ii) withdraw such Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities required to be included in an Initial Registration Statement and permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29.  Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will (A) if applicable, first be reduced by Registrable Securities not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise), and (B) second by Registrable Securities represented by holders of Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders).  In the event the Company amends an Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b)           The Company shall use its best efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to each Initial Registration Statement or New Registration Statement, as applicable, shall use commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission no later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed,” or will not be subject to further review and that the effectiveness of such Registration Statement may be accelerated) and shall, subject to Section 3(c) hereof, keep each such Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Shares (including any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing) shall cease to be Registrable Securities hereunder, (ii) the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement or (iii) the date four years after the Effective Date (the “Effectiveness Period”).  The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.  Each Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  The Company shall promptly notify the Holders via facsimile or e-mail of the effectiveness of a Registration Statement within two (2) Business Days of the date on which the Company telephonically confirms effectiveness with the Commission, which confirmation shall initially be the date requested for effectiveness of a Registration Statement.  The Company shall, by 9:30 a.m. New York City Time on the third Business Day after the Effective Date, file a Rule 424(b) prospectus with the Commission.

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(c)           The Company shall not, prior to the Effective Date of the Registration Statements covering the resale of the Registrable Securities issued or issuable at, or upon exercise or conversion of securities issued at, the Closing, prepare and file with the Commission any registration statement under the Securities Act covering any of its securities other than a registration statement on Form S-8.

(d)           Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than ten (10) Business Days following the date of this Agreement. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall take such actions as are required to name such Holder as a selling security holder in the applicable Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in such Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Company in the preparation of one or more Registration Statements covering such Holder’s Registrable Securities and hereby consents to the inclusion of such information in such Registration Statements.

(e)           In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders, including a registration statement on Form S-1 and maintain the effectiveness of such Registration Statement that is on a form other than Form S-3 during the Effectiveness Period.

3.            Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five (5) Business Days prior to the filing of a Registration Statement and not less than three (3) Business Days prior to the filing of any related Prospectus or any amendment or supplement thereto (except for annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any similar or successor reports), the Company shall furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Business Day or three (3) Business Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents).  The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Business Day or three (3) Business Day period described above, as applicable.  The Company shall permit a single firm of counsel designated by the Holders to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) and use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose (so long as such comments are provided to the Company at least  three (3) Business Day prior to the expected filing date) and will not request acceleration of such Registration Statement without prior notice to such counsel.

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(b)           (i)  Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement but, except as agreed by a Holder, not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom such Purchaser sells any of the Shares (including in accordance with Rule 172 under the Securities Act), and each Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the applicable Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

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(c)           Notify the Holders (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Business Days prior to such filing, in the case of (iii) and (iv) below, not more than one Business Day after such issuance or receipt, and in the case of (v) below, not less than one Business Day after a determination by the Company that the financial statements in any Registration Statement have become ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(d)           Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)           Prior to any resale of Registrable Securities by a Holder, register or qualify, or cooperate with the selling Holders in connection with the registration or qualification, unless an exemption from registration and qualification applies, the Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during any Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(f)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to any Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.  In connection therewith, if required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the applicable Registration Statement cause an opinion of counsel as to the effectiveness of such Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under such Registration Statement.

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(g)           Following the occurrence of any event contemplated by Section 3(c)(iii) through (v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(h)           In the time and manner required by the Principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities, (ii) use commercially reasonable efforts to take all steps necessary to cause such Registrable Securities to be approved for listing on the Principal Trading Market as soon as possible thereafter, (iii) if requested by any Holder, provide such Holder evidence of such listing, and (iv) during each Effectiveness Period, use commercially reasonable efforts to maintain the listing of such Registrable Securities on the Principal Trading Market.

(i)           In order to enable the Holders to sell Shares under Rule 144, for a period commencing on the date hereof until five years of the later of the date hereof, and the Closing, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. During such period, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  The Company agrees to furnish to the Holders so long as the Holders own Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

(j)           The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission.

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(k)           The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of any securities exchange or trading market on which the Company’s securities are then listed or traded, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow such Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l)           The Company shall cooperate with each Holder who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or a Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or a Holder may request, and, within three (3) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Holder) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue such Registrable Securities free of restrictive legends upon the resale of such Registrable Securities pursuant to such Registration Statement.

(m)           At the reasonable request of a Holder, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

(n)           The Company shall use commercially reasonable efforts to comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission).

(o)           If required by the FINRA Corporate Financing Department or any similar entity, the Purchasers shall promptly effect a filing with FINRA pursuant to FINRA Rule 2710 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and the Company shall pay the filing fee required by such Issuer Filing. The Purchasers shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

4.            Holder Covenants.

(a)           Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer or Chief Financial Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the applicable Registration Statement would:

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1.           materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

2.           require public disclosure of a material transaction or event prior to the time such disclosure might otherwise be required.

Upon receipt of a Suspension Certificate by Holders of Registrable Securities, such Holders of Registrable Securities shall refrain from selling or otherwise transferring or disposing of any Registrable Securities then held by such Holders for a specified period of time (a “Suspension Period”) that is customary under the circumstances (not to exceed ten (10) Trading Days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Holders of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities on only one (1) occasion during each six (6) consecutive month period that such Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 4(a).

(b)           Discontinued Disposition.  Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this Section 4(b).

5.            Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses to be borne by the Company referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock of the Company is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 2710 or similar rules, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the applicable Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided above or otherwise in any Transaction Document, any legal fees or other costs of the Holders.

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6.            Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, any “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”), except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was consented to and approved by such Holder for use in the applicable Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b)           Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the applicable Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists or may arise if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that an Indemnified Party shall have been advised by counsel that a conflict of interest exists or may arise if the same counsel were to represent such Indemnified Party and another Indemnified Party.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 6, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

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(d)           Contribution.  If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 6.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

7.            Piggy-Back Registrations.

(a)           If at any time after the date hereof there is not one or more effective Registration Statements covering all of the Registrable Securities then outstanding or Registrable Securities issuable upon exercise of then outstanding Warrants, the Company shall notify all Holders in writing at least five (5) Business Days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will, subject to Section 7(b) hereof, afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within five (5) Business Days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(b)           Underwriting. If the registration statement under which the Company gives notice under this Section 7 is for an underwritten offering, the Company shall so advise the Holders.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 7 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (or, in the case of a registration statement initiated by stockholders of the Company, the underwriter selected by such stockholders that is reasonably acceptable to the Company).  Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated (i) in the case of a registration statement initiated by the Company for any offering of shares by the Company, first, to the Company; second, to the Holders, together with any other stockholders of the Company  on a pro rata basis and (ii) in the case of a registration statement initiated by stockholders of the Company  the Holders and any other participating stockholders of the Company on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the applicable registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include Registrable Securities in such registration of such termination or withdrawal. The expenses of such withdrawn registration shall be borne by the Company in accordance with this Agreement.

8.            Other Agreements.

(a)           Preemptive Rights.

1.           So long as a Purchaser owns not less than fifty percent (50%) of the Unit Shares (or shares of Common Stock issued or issuable upon conversion of such Unit Shares) purchased under the Purchase Agreement by such Purchaser as of the time of a determination under this Section, and subject to applicable securities laws, each Purchaser shall have a right of first refusal to purchase its pro rata share of all Common Stock Equivalents that the Company may, from time to time, propose to sell and issue, other than Excluded Securities.  Each Purchaser’s pro rata share is equal to the ratio of (A) the number of outstanding Unit Shares (including all shares of Common Stock issuable or issued upon conversion of such Unit Shares) of which such Purchaser is deemed to be a holder immediately prior to the issuance of such Common Stock Equivalents to (B) the total number of outstanding shares of Common Stock of the Company on an as-converted basis immediately prior to the issuance of the Common Stock Equivalents; provided, however, that such Purchaser shall not have right of first refusal to purchase more than twenty five percent (25%) of each offering of such Common Stock Equivalents.

14

2.           If the Company proposes to issue any Common Stock Equivalents, it shall give each Purchaser written notice of its intention, describing the Common Stock Equivalents, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Purchaser shall have ten (10) Business Days from the receipt of such notice to agree to purchase its pro rata share of the Common Stock Equivalents (except as provided above) for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Common Stock Equivalents to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Common Stock Equivalents to any Purchaser who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

3.           If not all of the Purchasers elect to purchase their pro rata share of the available Common Stock Equivalents, then the Company shall promptly notify in writing the Purchasers who do so elect and shall offer such Purchasers the right to acquire such unsubscribed shares on a pro rata basis among such participating Purchasers.  The Purchasers shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  The Company shall have ninety (90) days thereafter to sell the Common Stock Equivalents in respect of which the Purchasers’ rights were not exercised, at a price not lower and upon terms and conditions not more favorable, or in preference to the rights granted, to the purchasers thereof than specified in the Company’s notice to the Purchasers pursuant to Section 8(a)(2) hereof.  If the Company has not sold such Common Stock Equivalents within such ninety (90) day period, the Company shall not thereafter issue or sell any Common Stock Equivalents, without first offering such securities to the Purchasers in the manner provided above.

(b)          Board of Directors.

1.            From and after the Closing, the Company shall take all appropriate action and each Key Holder hereby agrees to vote with respect to all Capital Stock held by such Key Holder to establish the initial size of the Board at three (3) members, (i) one (1) of which shall be the Company’s Chairman (ii) one (1) of which shall be designated in writing by OrbiMed to be nominated by the Company to serve as a member of the Board (the “OrbiMed Designee”), so long as OrbiMed  (together with any Affiliates) beneficially owns at least 5% of the outstanding shares of Common Stock of the Company on an as-converted basis and (iii) one (1) of which shall be an individual with no prior affiliation with the Company or the Company’s existing stockholders as of the Closing, which individual will be acceptable to OrbiMed (the “Independent Designee”).  The OrbiMed Designee may, from time to time, name an associate or advisor who shall be entitled to accompany the OrbiMed Designee to all meetings of the Board and committees of the Board, or, in the absence of the OrbiMed Designee, to attend such meetings as an observer, provided, that the Company reserves the right to exclude such associate or advisor from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

2.           The Company (including any appropriate committee thereof) shall nominate the OrbiMed Designee and the Independent Designee for election (in case of the initial election of the OrbiMed Designee and the Independent Designee) or re-election (including, in the case of the end of the term of the OrbiMed Designee and the Independent Designee), as applicable, as a director of the Company as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of its directors, and shall use its best efforts to have the OrbiMed Designee and the Independent Designee elected and provide the same level of support for each of the OrbiMed Designee and the Independent Designee as it provides to other members of the Board or other persons standing for election as a director of the Company as part of a slate proposed by the Company, so long as OrbiMed (together with any Affiliates) beneficially owns at least 5% of the outstanding shares of on an as-converted basis of the Company on an as-converted basis.  In the event that a vacancy is created on the Board at any time by the resignation, death or disability of the OrbiMed Designee, so long as OrbiMed (together with any Affiliates) beneficially owns at least 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, OrbiMed may designate another person as the OrbiMed Designee to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to fill the vacancy as provided in the foregoing.

15

3.           The Company shall provide each of the OrbiMed Designee and the Independent Designee with all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the other members of the Board and committees thereof in their capacity as such.

4.           The Company shall reimburse each of the OrbiMed Designee and the Independent Designee for his or her out-of-pocket expenses incurred in connection with his or her participation as a member of the Board, in a manner consistent with the Company’s policies for reimbursing such expenses of the members of the Board. In addition, the Company shall pay each of the OrbiMed Designee and the Independent Designee, in his or her capacity as a non-employee member of the Board, the same compensation as to which all non-employee members of the Board are entitled, in their capacity as such, subject to compliance with applicable law. The Company shall indemnify each of the OrbiMed Designee and the Independent Designee to the same extent it indemnifies its other directors pursuant to its organizational documents and applicable law.

(c)           Qualified Auditor.  The Company hereby agrees that so long as OrbiMed or any of its affiliates holds any Capital Stock of the Company, the Company shall continue to engage a Qualified Auditor to perform audit services.

(d)           Transactions with Affiliates.  The Company shall not, without the prior written consent of OrbiMed, enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, director, officer or employee except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option, and other benefit plans) and, in the case of senior officers or director, indemnification arrangements, in each case approved in good faith by the board of directors of the Company, and (iii) transactions related to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

(e)           D&O Insurance. The Company shall use reasonable efforts to obtain and maintain directors’ and officers’ liability insurance in an amount reasonably acceptable to the Board and consistent with industry practice.

9.            Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

16

(b)          No Senior Registration Rights.  Until such time as all Registrable Securities have been registered on a Registration Statement that has been declared effective by the Commission, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its security holders or prospective security holders that are senior to the rights of the Holders without the written consent of Holders of at least a majority of the Registrable Securities.

(c)          Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in the Transaction Documents.

(d)          Amendments and Waivers.  The provisions of Sections 2 through 7 and 9 of this Agreement, including definitions in Section 1 with respect to such sections, may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company and Holders holding at least a majority of the then outstanding Registrable Securities.  The provisions of Section 8 of this Agreement, including the definitions in Section 1 and the provisions of this sentence with respect to such section, may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company (i) each Purchaser to which such amendment, modification, supplement or waiver relates with respect to Section 8(a) and (ii) OrbiMed.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e)           Term.  The registration rights provided to the Holders of Registrable Securities hereunder, and the Company’s obligation to keep the Registration Statements effective, shall terminate at such time as there are no Registrable Securities.  Notwithstanding the foregoing, Section 5, Section 6 and Section 9 shall survive the termination of this Agreement.

(f)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g)          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Company may not assign its rights or obligations (i) under Sections 2 through 7 hereof without the prior written consent of Holders holding at least a majority of the then outstanding Registrable Securities, (ii) under Section 8(a) hereof without the prior written consent of each Purchaser to which such assignment relates or (iii) under Section 8(b) hereof without the prior written consent of OrbiMed (other than by merger or consolidation or to an entity which acquires the Company, including by way of acquiring all or substantially all of the Company’s assets).  The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to transferees or assignees of all or any portion of the Registrable Securities, but only if (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

17

(h)          Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(i)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(j)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m)         Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement are in United States Dollars.  All amounts denominated in other currencies shall be converted in the United States Dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.

(n)          Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

KUN RUN BIOTECHNOLOGY, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGES OF HOLDERS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

NAME OF PURCHASER

Caduceus Asia Partners, LP

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Country:

Attention:

Tel:

Fax:

Email:

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

NAME OF KEY HOLDER

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

Annex A

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of and warrants to purchase shares of the Series A Preferred Stock, par value $0.001 per share, of Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”), issued pursuant to that certain Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated as of April 17, 2010 (the “Purchase Agreement”), understands that the Company intends to file with the Commission a registration statement on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on a registration statement on Form S-1) (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of Registrable Securities in accordance with the terms of that certain Investor Rights Agreement, dated as of the date of the Purchase Agreement, by and among the Company and the Purchasers as defined therein, to which this Notice and Questionnaire is attached as Annex A (the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver such Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within ten (10) Business Days following the date of the Agreement shall not be entitled to (1) be named as a selling stockholder in the Resale Registration Statement or the Prospectus or (2) use such Prospectus for offers and resales of Registrable Securities at any time.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.  Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)
Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Notice and Questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:
E-mail Address of Contact Person:

3.  Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Purchase Agreement:

(b)	Number of shares of common stock to be registered pursuant to this Notice and Questionnaire for resale:

4.  Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐               No ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐               No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐               No ☐

Note:	If yes, provide a narrative explanation below:

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐               No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.  Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and amount of other securities beneficially owned:

6.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.  Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution provided by the Company, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder shall be made as provided in the Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Investor Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Notice and Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Free Trade Zone
168 Nanhai Avenue, Haikou City
Hainan Province, China 570216
Telephone No.: 86-898-6680-2207
Facsimile No.:
Attention:  President

With a copy to:

Cadwalader, Wickersham & Taft LLP
2301 China Central Place, Tower 2,
No. 79 Jianguo Road
Beijing, China 100025
Telephone No.:  86-10-6599-7200
Facsimile No.:  86-10-6599-7300
Attention:  Jiannan Zhang, Esq.

EXHIBIT D-1

ACCREDITED INVESTOR QUESTIONNAIRE

INVESTOR NAME: ________________________

Kun Run Biotechnology, Inc. (the “Company”) is relying exclusively upon this questionnaire to determine the suitability of the undersigned (the “Investor”) as a potential investor in securities of the Company.

1.1
INVESTOR CATEGORY  The Investor represents and warrants that the Investor comes within one category marked below, and that for any category marked, the Investor has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned shall furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

(please check the appropriate box)

Category A ☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds US$1,000,000.

Explanation.  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ☐
The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with his or her spouse in excess of US$300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ☐	The undersigned is a director or executive officer of the Company which is issuing and selling the securities.

Category D ☐
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of US$5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

(describe entity)

Category E ☐	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

(describe entity)

Category F ☐
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities and with total assets in excess of US$5,000,000.

(describe entity)

Category G ☐
The undersigned is a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ☐
The undersigned is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

Category I ☐	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the execution of this Agreement in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

1.2           SUITABILITY  (please answer each question)

(a)	For an individual Investor, please describe your current employment, including the company by which you are employed and its principal business:

(b)  For an individual Investor, please describe any college or graduate degrees held by you:

(c)	For all Investors, please list types of prior investments:

(d)  For all Investors, please state whether you have you participated in otherprivate placements before:

☐ YES                      ☐ NO

(e)  If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private
	Companies	Companies

Frequently	☐	☐
Occasionally	☐	☐
Never	☐	☐

(f)  For individual Investors, do you expect your current level of income to significantly decrease in the foreseeable future:

☐ YES                      ☐ NO

If so, please explain:
_______________________________________

(g)  For trust, corporate, partnership and other institutional Investors, do you expect your total assets to significantly decrease in the foreseeable future:

☐ YES                      ☐ NO

If so, please explain:
_______________________________________

(h)  For all Investors, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

☐ YES                      ☐ NO

(i)  For all Investors, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

☐ YES                      ☐ NO

(j)  For all Investors, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

☐ YES                      ☐ NO

(k)  For all Investors, please state whether or not you have been indicted or convicted of any felony or any criminal conduct in any foreign, federal, state or local proceeding:

☐ YES                      ☐ NO

(1) If you answered yes to item (k) above, please describe such activity and the penalty, if any, imposed upon you.

(2) You hereby authorize us to perform a background check upon you and your affiliates, if necessary, in order to provide to us sufficient information to determine your suitability as an investor.

☐ YES                      ☐ NO

1.3           MANNER IN WHICH TITLE IS TO BE HELD  (check one)

☐ Individual Ownership
☐ Community Property
☐ Joint Tenant with Right of Survivorship (both parties must sign)
☐ Partnership*
☐ Tenants in Common
☐ Corporation*
☐ Trust*
☐ Limited Liability Company*
☐ Other

*If the securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

1.4           NASD AFFILIATION

Are you affiliated or associated with an NASD member firm (please check one):

☐ YES                                ☐ NO

If Yes, please describe:

*If Investor is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

Name of NASD Member Firm

By:
Authorized Officer

Date:

1.5
The undersigned has been informed of the significance to the Company of the foregoing representations and answers contained in the Accredited Investor Questionnaire contained in this Section and such answers have been provided under the assumption that the Company will rely on them.

Signature Page

INVESTOR NAME:__________________

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

(1)           Address Information
Please complete the following contact information for the address where Investor wishes to receive all correspondence concerning this matter.

	Address for Correspondence	Address for Correspondence

	City, State and Zip Code	City, State and Zip Code

	E-mailAddress _______________________________	E-mail Address ___________________________________

	Telephone (Business)	Telephone (Business)

	Telephone (Residence)	Telephone (Residence)

	Facsimile (Business)	Facsimile (Business)

	Facsimile (Residence)	Facsimile (Residence)

	Tax ID # or Social Security #	Tax ID # or Social Security #

	AGREED AND SUBSCRIBED	AGREED AND SUBSCRIBED
	This __ day of ______, 2010	This __ day of ______, 2010

BY:		By:
	SIGNATURE OF INVESTOR	SIGNATURE OF JOINT INVESTOR (if
any)

	Investor Name (Typed or Printed)	Additional Investor Name (Typed or
Printed)

(2)           Alternate Legal Address Information

If the address information set forth above is not the Investor’s primary legal residence (in the case of an individual) or primary place of business (in the case of an entity), please set forth such primary address information below.

Legal Address	Legal Address

City, State, and Zip Code	City, State, and Zip Code

Certificate of Signatory

(To be completed only if the securities are being subscribed for by an entity)

I,                                      , am the _____________________ (title) of _______________________ (the “Entity”).
I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Series A Preferred Stock, and certify further that the Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of _________________, 2010.

(Signature)

EXHIBIT D-2

Stock Certificate Questionnaire

Please provide us with the following information:

1.  The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s) and warrant(s)):

2.  The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.  The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.  The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT E-1

德恒律师事务所
DeHeng Law Offices

Tower B, 12th Floor Focus Place, 19 Finance Street
Beijing, P. R. China, 100140
中国北京西城区金融街19号富凯大厦B座十二层 100033

Tel: (86)10-5268-2888
Fax:(86) 10-6523-2181
www.dehenglaw.com

April 21, 2010

To: Hainan Zhonghe Pharmaceutical Co., Ltd. (the "Company")
Free Trade Zone, 168 Nanhai Avenue, Haikou City, Hainan Province, China

We are qualified lawyers of the PRC and are qualified to issue this Opinion based on the PRC Laws.

As requested by the Company, we issue this Opinion in connection with (i) whether the MOFCOM Approval is required for the acquisition of the Company by Kun Run HK; (ii) whether the SAFE Registration is required for the relevant PRC residents with respect to their overseas investments according to Notice 75 and Notice 106.

In so acting, we have examined the originals or copies of the documents provided to us by the Company and relevant entities as we have deemed necessary for the purpose of rendering this Opinion.

For this Opinion, we have assumed the genuineness of all signatures, the authenticity of all the documents submitted to us as originals and the conformity with authentic original documents submitted to us as copies. We have also assumed the documents as they were presented to us up to the date of this Opinion and that none of the documents has been revoked, amended, varied or supplemented. We have further assumed the accuracy and completeness of all factual statements in the documents. Where some important facts were not independently established by us, we have relied upon Government Authorizations.

This Opinion is rendered on the basis of the PRC Laws effective as of the date stated above.

There is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We do not purport to be experts on and do not purport to be generally familiar with or qualified to express opinions based on any laws other than the PRC Laws and accordingly express or imply no opinion herein based upon any laws other than the PRC Laws.

As used herein,

"SAIC"	means the State Administration for Industry and Commerce.

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"Company"	means Hainan Zhonghe Pharmaceutical Co., Ltd.. ("海南中和药业有限公司" in Chinese).
"CSRC "	means the China Securities Regulatory Commission.
"Government Authorization"	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any government agency.
"Kun Run HK"	means Kun Run Biotechnology Limited.
"Kun Run US"	means Kun Run Biotechnology, Inc.
"M&A Rule"	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by six PRC regulatory agencies, namely, MOFCOM, the State Assets Supervision and Administration Commission, the State Administration for Taxation, SAIC, CSRC, and SAFE, which became effective on September 8, 2006.
"MOFCOM"	means the PRC Ministry of Commerce.
"Notice 75"	means the SAFE Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, which became effective on November 1, 2005.
"Notice 106"	means the implementing rules of Notice 75, which became effective on May 29, 2007.
"Opinion"	means this legal opinion.
"PRC"	means the People's Republic of China, for the purpose of this Opinion, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.
"PRC Laws"	means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, legislations of the PRC which are currently effective, excluding the laws in Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

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"SAFE"	means the State Administration of Foreign Exchange.
"SAFE Rules"	means the Notice 75, Notice 106 and other related rules and regulations.
"Transactions"	means Ms. Yang Liqiong's acquisition of all shares of Kun Run HK in February 2008; Kun Run HK's acquisition of 60.12% equity interests in the Company in April 2008 and 39% equity interests in the Company in May 2008; Mr. Cui Xueyun's acquisition of 99% shares of Kun Run HK in August 2008; Kun Run US's acquisition of Kun Run HK in August 2008, after which Kun Run US becomes the sole shareholder of Kun Run HK while Mr. Cui Xueyun and Ms. Yang Liqiong become shareholders of Kun Run US.
"Zhonghe Group"	means Hainan Zhonghe (Group) Co., Ltd. ("海南中和（集团）有限公司" in Chinese).

Based on the foregoing, we are of the opinion that:

1. MOFCOM Approval

For this piece of opinion, we have reviewed the following documents provided by the Company, Kun Run HK, Kun Run US, Mr. Cui Xueyun, Ms. Yang Liqiong and other related entities:

(1) The Registers of Members of Kun Run HK which show Ms. Yang Liqiong's acquisition of Kun Run HK from WILPAC LIMITED on February 18, 2008. (**Exhibit 1**)

(2) The current Certificate of Incorporation, Business Registration Certificate, Register of Members, Register of Directors and Articles of Association of Kun Run HK. (**Exhibit 2**)

(3) The Equity Transfer Agreement entered into by and among Kun Run HK, Zhonghe Group, Hainan Zhonghe Duotai Pharmaceutical Research & Development Co., Ltd. and Hainan Hekun Qingtong Co., Ltd. on March 24, 2008 for Kun Run HK's acquisition of 60.12% equity interests in the Company with a consideration of RMB 36,070,000.00, and related bank receipts and foreign exchange registrations which prove that such consideration was paid up in June 2008. (**Exhibit 3**)

(4) The Equity Transfer Agreement entered into by and between Kun Run HK and Zhonghe Group on May 27, 2008 for Kun Run HK's acquisition of 39% equity interests in the Company with a consideration of RMB 23,400,000.00, and related bank receipt

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and foreign exchange registration which prove that such consideration was paid up in June 2009. (**Exhibit 4**)

(5) The Evaluation Report on the Total Shareholders' Equity of the Company (Li Xin Kuai Ping Zi [2008] No. 19) issued by Hainan Lixin Changjiang Accounting Firm on March 12, 2008. (**Exhibit 5**)

(6) The Loan Agreement executed by and between Ms. Yang Liqiong and Kun Run HK on May 20, 2008 for Ms. Yang Liqiong's lending of USD 5,250,000.00 to Kun Run HK. (**Exhibit 6**)

(7) The Share Transfer Agreement entered into by and between Ms. Yang Liqiong and Mr. Cui Xueyun on August 15, 2008 for Mr. Cui Xueyun's acquisition of 900 ordinary shares of Kun Run HK from Ms. Yang Liqiong with a consideration of USD 5,350,000.00 and Mr. Cui Xueyun's subscription of 9000 allotted ordinary shares of Kun Run HK. (**Exhibit 7**)

As of the date of this Opinion, either the Company or Ms. Yang Liqiong or Mr. Cui Xueyun has not provided us relevant bills or vouchers with respect to the payment of such consideration in the amount of USD 5,350,000.00.

(8) A Written Statement issued by the Company and the respective balance sheets of the Company and Kun Run HK on June 30, 2008 which explain the evaluation basis for the consideration of USD 5,350,000.00 for Mr. Cui Xueyun's acquisition of 900 ordinary shares from Ms. Yang Liqiong. According to the statement, as of June 30, 2008, the audited value of the net assets of the Company was USD 13,840,000.00, and Kun Run HK's equity interests in the Company was equal to USD 13,720,000.00 for its 99.12% equity ownership in the Company; deducting the debt in the amount of USD 8,680,000.00 of Kun Run HK for acquisition, the net value of Kun Run HK then became USD 5,040,000.00, and taking the expected income of the Company from June to August, 2008 into consideration, the share transfer consideration was finally set as USD 5,350,000.00. (**Exhibit 8**).

(9) The Agreement of Transfer of Creditor's Right entered into by and between Ms. Yang Liqiong and Mr. Cui Xueyun on August 15, 2008, as per which Ms. Yang Liqiong transferred her creditor's rights for the loan in the amount of USD 5,250,000.00 to Kun Run HK to Mr. Cui Xueyun for a consideration of USD 5,250,000.00. (**Exhibit 9**)

As of the date of this Opinion, either the Company or Ms. Yang Liqiong or Mr. Cui Xueyun has not provided us relevant bills or vouchers with respect to the payment of such consideration in the amount of USD 5,250,000.00.

(10) The Written Statement issued by Mr. Cui Xueyun on August 20, 2008 exempting Kun Run HK from repayment of the loan in the amount of USD 5,250,000.00. (**Exhibit 10**)

(11) The Loan Agreement entered into by and between Mr. Cui Xueyun and Kun Run HK on May 27, 2009 for Mr. Cui Xueyun's lending of USD 3,450,000.00 to Kun Run

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HK. (**Exhibit 11**)

(12) The Written Statement issued by Mr. Cui Xueyun on May 30, 2009 exempting Kun Run HK from repayment of the loan in the amount of USD 3,450,000.00. (**Exhibit 12**)

(13) The related documents filled and registered with SAIC Hainan Branch with respect to each acquisition of the Company's equity interests by Kun Run HK. (**Exhibit 13**)

(14) The Written Statement issued by Mr. Cui Xueyun and Ms. Yang Liqiong which declares that there was no affiliated relationship or trust or entrustment arrangement between them when Kun Run HK acquired equity interests in the Company and when Mr. Cui Xueyun acquired the shares of Kun Run HK in 2008 from Ms. Yang Liqiong. (**Exhibit 14**)

(15) The Written Statement issued by the Company in February 2010 which certifies that, to the best of the Company's knowledge, there was no affiliated relationship or trust or entrustment arrangement between Mr. Cui Xueyun and Ms. Yang Liqiong when Kun Run HK acquired equity interests in the Company and when Mr. Cui Xueyun acquired the shares of Kun Run HK in 2008 from Ms. Yang Liqiong. (**Exhibit 15**)

(16) The Commitment Letter issued by Ms. Yang Liqiong on February 24, 2010 which declares that the loan to Kun Run HK in the amount of USD 5,250,000.00 in May 2008 was raised by Ms. Yang Liqiong herself but not rendered by Mr. Cui Xueyun. (**Exhibit 16**)

(17) The Written Statement issued by Mr. Cui Xueyun and Ms. Yang Liqiong in March 2010 which explains that a) Zhonghe Group and its subsidiaries transferred their equity interests in the Company to Kun Run HK in 2008 at a low price because Zhonghe Group encountered financial difficulties in early 2008 for its real estate business; b) Mr. Cui Xueyun acquired shares in Kun Run HK from Ms. Yang Liqiong to retrieve control of the Company in August 2008 because the financial status of Zhonghe Group became better and the Company seemed to have a promising future after buying several new medicines. (**Exhibit 17**)

Based on the aforesaid documents and the factual statements therein and provided that all such documents and factual statements therein are sincere, accurate and complete, to the best of our knowledge, we can not find evidence that Kun Run HK had affiliated relationship with the Company when Kun Run HK acquired accumulative 99.12% equity interests in the Company in 2008, and we can not come to a conclusion that the approval by MOFCOM for the acquisition between affiliates is required pursuant to the M&A Rule.

2. SAFE Registration

As of the date of this Opinion, Mr. Cui Xueyun, Ms. Yang Liqiong, Ms. Tang Zhaoyang and Ms. Fang Qian as PRC residents, have not registered with SAFE Hainan Branch for

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their overseas investments in accordance with Notice 75 and Notice 106. Each of the aforesaid PRC residents shall complete such SAFE registration required under the SAFE Rules accordingly.

This Opinion is given solely for the benefits of the persons to whom it is addressed. It may not, without our prior written consent, be relied upon by anyone else or used for any other purpose.

Yours faithfully,

北京市德恒律师事务所
BEIJING DEHENG LAW OFFICE

Beijing Deheng Law Office

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EXHIBIT E-2

Kun Run Biotechnology, Inc. -  Form of Company Counsel Opinion

1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada.

2.
The Company has the requisite corporate power to enter into and perform its obligations under the Transaction Documents.  The Company has the requisite corporate power to own its properties and assets and to conduct its business as, to the best of our knowledge, it is currently being conducted, and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

3.
The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms.

4.
The Unit Shares, the Net Income Warrant Shares and the Repayment Warrant Shares (together, the “Shares”) have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Net Income Warrant or the Repayment Warrant, as applicable, the Shares will be duly authorized, validly issued and fully paid and nonassessable.

5.
The execution and delivery of the Transaction Documents by the Company and the offer, issuance and sale of the Shares pursuant to the Agreement do not violate any provision of the Company’s [Articles of Incorporation] or [Bylaws], do not constitute a default under, or a material breach of, any Material Agreement do not violate or contravene (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, in each case to the extent the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

6.
The Company’s authorized capital stock consists of (a) [______] shares of Common Stock, par value $[_______] per share, and (b) [________]shares of Preferred Stock, par value $0.0001 per share, of which [_________] have been designated [_________].  The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights under the Company’s [Articles of Incorporation], as in effect as of the date hereof (the “Restated Certificate”), or [Bylaws], as in effect as of the date hereof (the “Restated Bylaws”), or Nevada law.

7.
To our knowledge, there is  no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company by a third party that questions the validity of the Transaction Documents.

8.
The offer and sale of the Common Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

EXHIBIT G

KUN RUN BIOTECHNOLOGY, INC.

certificate of Secretary

This Certificate is being issued in connection with the Securities Purchase Agreement dated as of April __, 2010 (the “Agreement”), by and among Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”), the Purchasers identified on the signature pages thereto and Xueyun Cui. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

The undersigned hereby certifies as follows:

1.           That [he] is the duly appointed and at this date is Secretary of the Company.

2.           Attached hereto as Exhibit A is a true and correct copy of the Company’s Amended and Restated Articles of Incorporation, together with all certificates of designation as in effect as of the date hereof (the “Restated Articles”). Said Restated Articles has not in any way been amended, annulled, rescinded, repealed, revoked or supplemented, and remains in full force and effect as of the date hereof.

3.           Attached hereto as Exhibit B is a true and correct copy of the Company’s Amended and Restated Bylaws as presently in effect.

4.           Attached hereto as Exhibit C is a full, true and correct copy of the resolutions adopted by the Board of Directors of the Company on __________, 2010 approving the transactions contemplated by the Agreement and the other Transaction Documents and the issuance of the Securities.  Said resolutions have not been revoked, modified, rescinded, or amended and are in full force and effect.

5.           Each of the following named individuals is, on the date hereof, a duly elected officer of the Company, holding the office set forth opposite his name, the signature set forth opposite his name is his genuine signature and each of the following named individuals is authorized to execute and deliver the Agreement, the other Transaction Documents and any certificate or instrument furnished pursuant to the Agreement:

Name	Office	Signature

Xiaoqun Ye	Chief Executive Officer

In Witness Whereof, I have set my hand thereto as of the __________ day of ________, 2010.

__________________________________________________
__________, Secretary

I, Xiaoqun Ye, Chief Executive Officer of the Company, do hereby certify that __________ is the duly appointed, qualified and acting Secretary of the Company and that the signature above is [his] genuine signature.

Xiaoqun Ye, Chief Executive Officer

Exhibit A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit B

AMENDED AND RESTATED BYLAWS

Exhibit C

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

EXHIBIT H

KUN RUN BIOTECHNOLOGY, INC.

Compliance Certificate

Pursuant to Section 5.1(h) of the Securities Purchase Agreement dated as of April __, 2010 (the “Agreement”), by and among Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”), the Purchasers identified on the signature pages thereto, and Xueyun Cui, Xiaoqun Ye certifies that he is the duly elected and acting Chief Executive Officer of the Company, and further certifies on behalf of the Company that:  (i) the representations and warranties of the Company contained in the Agreement are true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date; (ii) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, and (iii) the Company has obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Units at the Closing (including, without limitation, all Required Approvals and any other necessary regulatory and third party consents and approvals), all of which are and remain so long as necessary in full force and effect.  Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

In Witness Whereof, the undersigned has hereunto set his hand as Chief Executive Officer of the Company this __________ day of __________, 2010.

Kun Run Biotechnology, Inc.

By:
Xiaoqun Ye, Chief Executive Officer

1.

EXHIBIT I

CERTIFICATE OF DESIGNATION
of the
PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS
of the
SERIES A CONVERTIBLE PREFERRED STOCK
of
KUN RUN BIOTECHNOLOGY, INC.

KUN RUN BIOTECHNOLOGY, INC. (the “Corporation”), a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes, as amended (the "NRS"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Amended and Restated Articles of Incorporation, filed with the Secretary of State of the State of Nevada on November 1, 2008 (the "Articles of Incorporation"), and pursuant to the provisions of the NRS, the Board adopted the following resolution providing for the authorization of 6,800,000 shares of the Corporation's Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes the Series A Preferred Stock of the Corporation, authorizes 6,800,000 shares of Series A Preferred Stock and determines the designation, preferences, rights, qualifications, limitations and privileges of Series A Preferred Stock of the Corporation as follows:

1. Voting Rights.

(a) Except as otherwise provided herein or as required by law, the Series A Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote together with the Corporation's common stock, $0.001 par value per share (the "Common Stock"), as a single class at any annual or special meeting of stockholders of the Corporation and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such Holder’s aggregate number of shares of Series A Preferred Stock are convertible pursuant to Section 3 below immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

(b) The Series A Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 1(a) hereof). So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of the shares of the Series A Preferred Stock outstanding at the time (the “Required Holders”), given in person or by proxy, either in writing or at a meeting in which the holders of the Series A Preferred Stock vote separately as a class:

(i) increase or decrease the authorized amount of the Common Stock or any class or series of Preferred Stock;

(ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred Stock in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series;;

1

(iii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation, filing of a certificate of designation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of other classes and series of equity securities of the Corporation which by their terms do not rank pari passu or senior to the Series A Preferred Stock (“Junior Stock”) shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(iv) consummate an Acquisition or Asset Transfer as defined in Section 2(c) herein;

(v) repurchase or redeem shares of Common Stock (other than as permitted by Section 5(b) hereof);

(vi) amend or waive any provision of the Articles of Incorporation or By-Laws of the Corporation so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(vii) increase or decrease the authorized size of the Corporation’s Board of Directors;

(viii) pay or declare dividends on or make any distribution to any shares of Common Stock or any class or series of Preferred Stock; or

(ix) issue debt in excess of $250,000 (unless such issuance of debt has been approved by a majority of the Corporation’s Board of Directors).

(c)          Election of Board of Directors.

(i)           The holders of Common Stock and Series A Preferred Stock, voting together as a single class on an as-if-converted basis, shall be entitled to elect all members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

2. Liquidation Rights.

(a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any other equity securities of the Corporation by reason of their ownership thereof, the Holders of Series A Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series A Preferred Stock equal to $1.53 (the “Original Series A Issue Price”), plus any declared and accrued but unpaid dividends thereon (collectively, the “Series A Liquidation Value”).

(b) After payment has been made to the Holders of the Series A Preferred Stock of the full amount of the Series A Liquidation Value, any remaining assets of the Corporation  (or the consideration received by the Corporation or its stockholders in such Acquisition or Asset Transfer) shall be distributed ratably to the holders of the Corporation's Common Stock and Series A Preferred Stock (on an as-if-converted to Common Stock basis) .

2

(c) In the case of any merger, consolidation, business combination, reorganization or recapitalization of the Corporation (other than any merger effected solely for the purpose of changing the domicile of the Corporation) in which the Corporation is not the surviving entity or in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than 50% of the Corporation’s voting power immediately after such transaction or any transaction or series of related transactions in which capital stock representing in excess of 50% of the Corporation’s voting power is transferred (each, an “Acquisition”) or a sale, conveyance, transfer, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation (each, an “Asset Transfer”), the Holders of the Series A Preferred Stock shall be entitled to receive the amount of cash, securities or other property which such Holders would be entitled to receive in a Liquidation Event pursuant to sections 2(a) and 2(b).

(d) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders of Series A Preferred Stock, then such assets shall be distributed among the Holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(e) Whenever any distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value thereof as determined in good faith by the Board.

3. Conversion Rights.  The Holders of Series A Preferred Stock shall have the following rights with respect to the conversion of Series A Preferred Stock into shares of Common Stock pursuant to this Section 3:

(a) Conversion.  Subject to and in compliance with the provisions of this Section 3, any shares of Series A Preferred Stock may, at the option of the Holder thereof, be converted at any time into fully paid and nonassessable shares of Common Stock.  The number of shares of Common Stock to which a Holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock being converted by the then-effective Series A Conversion Rate (determined in accordance with Section 3(b) below).

(b) Series A Conversion Rate.  The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Liquidation Value by the then-effective Series A Conversion Price (determined in accordance with Section 3(c) below).

(c) Series A Conversion Price.  The conversion price for Series A Preferred Stock (the “Series A Conversion Price”) initially shall be the Original Series A Issue Price.  The Series A Conversion Price is subject to adjustment as provided in Section 3(d) and all references herein to the Series A Conversion Price shall mean the Series A Conversion Price as so adjusted.

(d) Adjustment to the Series A Conversion Price.

(i) If, at any time or from time to time after the filing of this Certificate of Designation with the Secretary of State of the State of Nevada (the "Original Series A Filing Date"), the Corporation shall issue, or is deemed to issue by the express provisions of this Section 3(d),  any Additional Stock (as defined below) without consideration or for consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, then and in such event (except as otherwise provided in this Section 3(d)) the Conversion Price of the Series A Preferred Stock shall be reduced, concurrently with such issue, to the lowest price at which any of the Additional Stock are issued.

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(ii) No adjustment of the Series A Conversion Price for any Series A Preferred Stock shall be made in an amount less than one cent per share; provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward.  No adjustment of such Series A Conversion Price pursuant to this Section 3(d) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

(iii) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(iv) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of the Corporation .

(v) Additional Stock; Certain Issues Excepted. For the purpose of making any adjustment to the Conversion Price of the Series A Preferred Stock required under this Section 3(d), “Additional Stock” shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 3 (including shares of Common Stock subsequently reacquired or retired by the Corporation), other than the following, for which, anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Conversion Price upon: (A) a bona fide firm underwritten public offering of the Corporation; (B) issuance of securities pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Corporation pursuant to a merger, purchase of substantially all the assets or any type of reorganization  provided that (1) the Corporation will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and (2) such transaction is approved by the Board of Directors; (C) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the Original Series A Filing Date or issued pursuant to the Securities Purchase Agreement dated April 17, 2010 entered into by and among the Corporation, the Purchasers (as defined therein) and the Key Stockholder (as defined therein) (so long as the terms governing the conversion or exercise price of such securities are not amended to lower such price and/or adversely affect the holders of the Series A Preferred Stock); (D) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the primary purpose of raising capital and are approved by the Board of Directors; (E) Common Stock issued or the issuance or grants of options to purchase Common Stock, in each case, at no less than the then-applicable fair market value, pursuant to equity incentive plans that are adopted and approved by the Corporation’s Board of Directors; (F) securities issued at no less than the then-applicable fair market value to advisors or consultants (including, without limitation, financial advisors and investor relations firms) in connection with any engagement letter or consulting agreement, provided that any such issuance is approved by the Board of Directors; (G) securities issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issue is approved by the Board of Directors).

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(vi) In the event the Corporation at any time or from time to time after the Original Series A Filing Date fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3(d)(v).

(vii) If the number of shares of Common Stock outstanding at any time after the Original Series A Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(viii)       For the purpose of the adjustment required under this Section 3(d), if the Corporation issues or sells (x) preferred stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Stock or Convertible Securities and if the Effective Price  (as defined below) of such Additional Stock is less than the Series A Preferred Stock Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities plus:

(A)          in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options; and

(B)           in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C)           If the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities.

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(D)           No further adjustment of the Series A Preferred Stock Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities.  If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Stock Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Stock so issued were the Additional Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

The “Effective Price” of Additional Stock shall mean the quotient determined by dividing the total number of shares of Additional Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 3, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 3, for such shares of Additional Stock.  In the event that the number of shares of Additional Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(e) Other Distributions.  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), securities or options or rights not referred to in Section 3(d), then, in each such case for the purpose of this Section 3(e), the Holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the Holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, if any, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

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(h) No Impairment.  The Corporation shall not, by the amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but at all times shall in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Preferred Stock, against impairment.

(i) Mechanics of Conversion.  Before any Holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Series A Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid, together with any cash dividends declared but unpaid on such shares of Series A Preferred Stock.  In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 3(a) above exceeds the number of shares converted, the Corporation shall, upon conversion, execute and deliver to the Holder (at the expense of the Corporation) a new certificate or certificates for the number of shares of Series A Preferred Stock surrendered but not converted.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any Holder tendering such Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(j) Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series A Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions of this Section 3, prepare a certificate showing such adjustment or readjustment and furnish such certificate to each registered Holder of Series A Preferred Stock.  Such certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series A Conversion Price in effect before and after such adjustment, (C) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold and (D) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

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(k) Notices of Record Date.  Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any Acquisition, Asset Transfer or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, in each case the Corporation shall furnish to each Holder of Series A Preferred Stock at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, Asset Transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, Asset Transfer, dissolution, liquidation or winding up.

(l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

(m) Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a Holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share.  If, after such aggregation, the conversion would result in the issuance of any fractional share, in lieu of issuing any fractional share, the Corporation shall round the number of shares of Common Stock to be issued to the nearest whole number.

4.  Dividend Rights.

(a)         Holders of Series A Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of six percent (6%) of the Original Series A Issue Price per annum on each outstanding share of Series A Preferred Stock.  Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(b)         So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends as set forth in Section 5(a) above on the Series Preferred shall have been paid or declared and set apart, except for:

(i)            acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Corporation;

(ii)           acquisitions of Common Stock in exercise of the Corporation’s right of first refusal to repurchase such shares; or

(iii)          distributions to holders of Common Stock in accordance with Section 2.

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(c)           In the event dividends are paid on any share of Common Stock, the Corporation shall pay an additional dividend on all outstanding shares of Series A Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

5. Transferability. The Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof, may only be sold, transferred, assigned, pledged or otherwise disposed of ("Transfer") in accordance with state and federal securities laws.  The Corporation shall keep at its principal office a register of the Series A Preferred Stock.  Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

6. Amendment and Waiver.  This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them materially and adversely without the affirmative vote of the Required Holders.  Any amendment, modification or waiver of any of the terms or provisions of the Series A Preferred Stock by the Required Holders, whether prospectively or retroactively effective, shall be binding upon all Holders of Series A Preferred Stock.

7. Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

8. Notices.  Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to the Corporation shall be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Nevada.  All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Xiaoqun Ye, an Executive Officer of the Corporation, this ___ day of April, 2010.

By:
Name:	Xiaoqun Ye
Title:	Chief Executive Officer

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EXHIBIT L

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of [   ], 2010, by and among Kun Run Biotechnology, Inc., a Nevada corporation (the “Company”), the holders of capital stock of the Company listed on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”) and the Investors listed on the signature pages hereto (each, an “Investor”, and collectively, the “Investors”).

WHEREAS, the Company and the Investors have entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase units of the Company consisting of (i) shares of Series A Preferred Stock of the Company (the “Series A Preferred”), and (ii) warrants to purchase shares of Series A Preferred.

WHEREAS, as of the date hereof, each Stockholder owns (i) the shares of capital stock of the Company listed opposite such Stockholder’s name on Exhibit A and (ii) the stock options, warrants or other rights to acquire shares of capital stock of the Company listed opposite such Stockholder’s name on Exhibit A (“Convertible Securities”).

WHEREAS, as a condition to the willingness of the Investors to enter into the Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Stockholders agree, and in order to induce the Investors to enter into the Purchase Agreement, the Stockholders have agreed, to enter into this Agreement with respect to all Shares now owned and which may hereafter be acquired by the Stockholders.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Voting Agreement.

1.1         Purchase Agreement.  Prior to the earlier of the Closing (as defined in the Purchase Agreement) or the valid termination of the Purchase Agreement pursuant to Section 6.1 thereto, the Stockholders hereby agree that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholders shall vote all shares of capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Stockholders after the date hereof, whether by conversion or exercise of Convertible Securities or otherwise (hereinafter collectively referred to as the “Shares”):

(a)          in favor of the Stockholder Approval (as defined in the Purchase Agreement), including without limitation the approval of (i) any amended and restated articles of incorporation or certificate of designation of the Company to be filed with the Secretary of State of the State of Nevada pursuant to the Purchase Agreement and (ii) all other transactions contemplated by the Purchase Agreement as to which the stockholders of the Company are called upon to vote in favor of or consent to any matter necessary for the consummation of the transactions contemplated by the Purchase Agreement; and

(b)          against (i) any proposal or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company, any of its Affiliates or any Stockholders under the Transaction Documents (as such terms are defined in the Purchase Agreement) or which could result in any of the conditions to the obligations of the Company, any of its Affiliates or any Stockholders under the Transaction Documents not being fulfilled and (ii) any proposal or any other action or agreement, including without limitation a Competing Transaction (as defined in the Purchase Agreement) that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Closing and all other transactions contemplated by the Purchase Agreement.

The Stockholders shall not take or commit or agree to take any action inconsistent with the foregoing.  The Stockholders acknowledge receipt and review of a copy of the Purchase Agreement and the other Transaction Documents.

1.2         Election of Directors.

(a)          On and after the Closing (as defined in the Purchase Agreement), on all matters relating to the election and removal of directors of the Company, the Stockholders and the Investors hereby agree that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholders shall vote all Shares and the Investors shall vote all shares of capital stock of the Company held by such Investors (“Investor Shares”) so as to elect members of the Company’s Board of Directors (the “Board”)  as follows:

(i)           one member of the Board designated by Caduceus Asia Partners, LP and its Affiliates (“OrbiMed”) so long as OrbiMed beneficially owns at least 5% of the Company’s outstanding shares of Common Stock on an as-converted basis, who shall initially be Nancy Chang;

(ii)          one member of the Board that has no prior affiliation with the Company or any holder of shares of the Company’s capital stock as of the Closing, which individual shall be acceptable to OrbiMed, so long as OrbiMed beneficially owns at least 5% of the Company’s outstanding shares of Common Stock on an as-converted basis; and

(iii)         one member of the Board designated by Xueyun Cui, so long as Xueyun Cui beneficially owns at least 10% of the Company’s outstanding shares of Common Stock on an as-converted basis, who shall initially be Xueyun Cui.

(b)          Any vote taken to remove any director elected pursuant to Sections 1.2(a)(i), 1.2(a)(ii) or 1.2(a)(iii), as applicable, or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to Sections 1.2(a)(i), 1.2(a)(ii) or 1.2(a)(iii), as applicable, shall also be subject to the provisions of Sections 1.2(a)(i), 1.2(a)(ii) or 1.2(a)(iii), as applicable.  Upon the request of any party entitled to designate a director as provided in Sections 1.2(a)(i), 1.2(a)(ii) or 1.2(a)(iii), as applicable, each Stockholder and Investor agrees to vote its Shares and Investor Shares, as applicable, for the removal of such director.

1.3         No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

2.	Representations and Warranties of the Stockholders.

Each Stockholder hereby represents and warrants, severally but not jointly to the Company and each of the Investors as follows:

2.1         Authority Relative to this Agreement.  Such Stockholder has all necessary power (if such Stockholder is an entity), capacity (if such Stockholder is an individual) and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

2.2         No Conflicts.

(a)          The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Shares, owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound.

(b)          The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

2.3         Title to Shares.  As of the date hereof, each Stockholder owns the Shares and Convertible Securities listed on Exhibit A hereto, and each Stockholder is entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company.  Such Shares are all the securities of the Company owned, either of record or beneficially, by each Stockholder.  Such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever (“Encumbrances”).  Except as set forth in this Agreement, no Stockholder has deposited into a voting trust or entered into a voting agreement or similar arrangement with respect to any Shares or appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder.

3.	Covenants.

3.1         No Disposition or Encumbrance of Stock.  Prior to the earlier of the Closing or the valid termination of the Purchase Agreement pursuant to Section 6.1 thereto, each Stockholder hereby covenants and agrees that except as set forth in this Agreement, such Stockholder shall not (a) sell, transfer, tender, assign, hypothecate or otherwise dispose of any Shares, deposit into a voting trust or enter into a voting agreement or similar arrangement with respect to any Shares, grant a proxy or power of attorney with respect to any Shares, or create or permit to exist any Encumbrance with respect to the Shares, (b) commit or agree to take any of the foregoing actions, (c) directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing actions or (d) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

3.2         Company Cooperation.  The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Shares subject to this Agreement.

3.3         Disclosure.  Stockholder hereby agrees that the Company may publish and disclose in any registration statement (including all documents and schedules filed with the United States Securities and Exchange Commission (the “SEC”)), proxy statement, or prospectus filed with any regulatory authority in connection with the Transaction and any related documents filed with such regulatory authority and as otherwise required by applicable law, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to a registration statement or prospectus or in any other filing made by the Company as required by applicable law or the terms of the Transaction Documents, including with the SEC or other regulatory authority, relating to the Transaction.

4.	Miscellaneous.

4.1         Further Assurances.  Each Stockholder and Investor shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

4.2         Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.  Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

4.3         Entire Agreement.  This Agreement constitutes the entire agreement among the Company, Investors and Stockholders (other than the Purchase Agreement and the other Transaction Documents to which the Investors and Stockholders are parties) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company, Investors and Stockholders with respect to the subject matter hereof.

4.4         Amendment.  This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of the Company, OrbiMed, and the Stockholders holding a majority of the Shares.

4.5         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.6         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings (as defined in the Purchase Agreement) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS ENTERING INTO THIS AGREEMENT.

4.7         Termination.  This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)          ten (10) years from the date of this Agreement;

(b)          the date of the closing of an Acquisition or Asset Transfer, as defined in the Company’s Certificate of Designation, as amended from time to time;

(c)          the date as of which the parties hereto terminate this Agreement by written consent of the Company, OrbiMed, and the Stockholders holding a majority of the Shares; or

(d)          the date of the valid termination of the Purchase Agreement pursuant to Section 6.1 thereto.

4.8         Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

4.9         Additional Shares.  In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Shares or Investor Shares, as the case may be, for purposes of this Agreement.

4.10      Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

4.11      Waiver.  No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

4.12      Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance  by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.13      Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the first date written above.

THE COMPANY:

Kun Run Biotechnology, Inc.

By:
Name:
Title:

Address:

IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the first date written above.

STOCKHOLDERS:

Xueyun Cui

Address:

IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the first date written above.

INVESTORS:

Caduceus Asia Partners, LP

By:
Name:
Title:

Address:

Exhibit A

List of Stockholders

Name and Address of Stockholder	No. of Shares	No. of Options	No. of Warrants
Xueyun Cui	22,522,500	N/A	N/A